Exhibit 3.1

1111 Zola Fax Test Line 1 10:23:40 a.m. 05 20 2009 1 /8

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
	20090428472-68
Ross Miller	Filing Date and Time
Secretary of State	05/21/2009 11:22 AM
State of Nevada	Entity Number
	E0292292005-4

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.

M3 LIGHTING, INC.
Name of merging entity

GEORGIA
Jurisdiction

CORPORATION
Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

and,

ASIAN VENTURES CORP.
Name of surviving entity

NEVADA
Jurisdiction

CORPORATION
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 1
Revised: 3-26-09

1111 Zeta Fax Test Line 1 10:23:56 a.m. 05 20 2009 2 /6

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3) (Choose one)

☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 3-20-09

1111 Zala Fax Test Line 1 10:24:13 a.m. 05 20 2009 3 /6

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

M3 LIGHTING, INC.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

ASIAN VENTURES CORP.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 3
Revised: 3-26-09

1111 Zalo Fax Test Line 1 10:24:20 a.m. 05 20 2000 4 /6

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 4
Revised: 3-26-09

1111 Zola Fax Test Line 1 10:24:41 a.m. 05 20 2009 5/6

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

☒ (a) The entire plan of merger is attached;

or,

☐ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5
Revised: 3-26-09

1111 Zola Fax Test Line 1 10:24:55 a.m. 05 20 2009 6/6

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

6) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

M3 LIGHTING, INC.
Name of merging entity

X [signature] | CHIEF EXECUTIVE OFFICER | MAY 20, 2009
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

ASIAN VENTURES CORP.
Name of surviving entity

X [signature] | CHIEF EXECUTIVE OFFICER | MAY 20, 2009
Signature | Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 6
Revised: 3-26-09

PLAN AND AGREEMENT OF TRIANGULAR MERGER
BETWEEN
EGPI FIRECREEK, INC.,
ASIAN VENTURES CORP.,
M3 LIGHTING, INC.,
AND
STRATEGIC PARTNERS CONSULTING, LLC.

EGPI FIRECREEK, INC., a Nevada corporation (“EGPI”), ASIAN VENTURES CORP., a Nevada corporation (the “Subsidiary”), M3 LIGHTING, INC., a Georgia corporation (“M3”), and STRATEGIC PARTNERS CONSULTING, L.L.C., a Georgia limited liability company (“Strategic Partners”) hereby agree as follows:

WHEREAS, the Subsidiary is a wholly-owned subsidiary of EGPI; and

WHEREAS, M3 desires to merge (the “Merger”), subject to the approval of its stockholders (the “M3 Stockholders”) with and into the Subsidiary; and

WHEREAS, as a result of the Merger, the M3 Stockholders will receive shares of the common stock of EGPI, par value $0.001 per share (the “EGPI Common Stock”) in exchange for all of their shares of the common stock of M3, par value $0.01 per share (the “M3 Common Stock”);

NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties agree as follows:

1.    Plan Adopted.  A plan of merger whereby M3 merges with and into the Subsidiary (this “Plan of Merger”), pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes (the “NRS”), Title 14 of the Georgia Code (the “O.C.G.A.”), and Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, is adopted as follows:

(a)    M3 shall be merged with and into the Subsidiary, to exist and be governed by the laws of the State of Nevada.

(b)    The Subsidiary shall be the surviving corporation (the “Surviving Corporation”) and its name shall be changed to M3 Lighting, Inc.  The Surviving Corporation will continue to be a wholly-owned subsidiary of EGPI.

(c)    When this Plan of Merger shall become effective, the separate existence of M3 shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and properties of M3 and shall be subject to all the debts and liabilities of such corporation in the same manner as if the Surviving Corporation had itself incurred them.  All rights of creditors and all liens upon the property of each constituent entity shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Merger.

(d)    The Surviving Corporation will be responsible for the payment of all fees and franchise taxes of the constituent entities payable to the States of Nevada and Georgia, if any.

(e)    The Surviving Corporation will carry on business with the assets of M3, as well as the assets of the Subsidiary.

(f) The Surviving Corporation will be responsible for the payment of the fair value of shares, if any, required under Chapter 92A of the NRS and Title 14 of the O.C.G.A.

(g)    The M3 Stockholders will surrender all of their shares of the M3 Common Stock in the manner hereinafter set forth.

(h)    In exchange for the shares of the M3 Common Stock surrendered by the M3 Stockholders, EGPI will issue and transfer to them on the basis hereinafter set forth, shares of the EGPI Common Stock.

(i)    A copy of this Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

(j)    The authorized capital stock of the Subsidiary is 10,000,000 shares of common stock, par value $0.001 per share (the “Subsidiary Common Stock”), of which one share is issued and outstanding.

(k)    The authorized capital stock of M3 is 100,000,000 shares of common stock, par value $0.01 per share, of which 10,200,000 shares are issued and outstanding held by seven M3 Stockholders, all of whom are “accredited investors” as defined in the Securities Act of 1933, as amended (the “Securities Act”).

2.    Effective Date.  The effective date of the Merger (the “Effective Date”) shall be the date of the filing of Articles of Merger for the Subsidiary and M3 in the States of Nevada and Georgia.

3.    Submission to Stockholders.  This Plan of Merger shall be submitted for approval separately to the M3 Stockholders and to EGPI, the sole stockholder of the Subsidiary, in the manner provided by the laws of the States of Nevada and Georgia.

4.    Manner of Exchange.  On the Effective Date, the M3 Stockholders shall surrender their stock certificates representing all of the issued and outstanding shares of the M3 Common Stock to the Subsidiary in exchange for certificates representing the shares of the EGPI Common Stock to which they are entitled.  In exchange, the Subsidiary shall receive all of the issued and outstanding shares of the M3 Common Stock held by the M3 Stockholders.  Following the receipt of the shares of the M3 Common Stock by the Subsidiary, the shares of the M3 Common Stock shall be cancelled.  The one share of the Subsidiary Common Stock shall remain issued and outstanding.

5.    Basis of Exchange.  The M3 Stockholders currently own 10,200,000 shares of the M3 Common Stock, which shares constitute all of the issued and outstanding shares of the capital stock of M3.  As a result of the Merger, subject to adjustment as described below, the M3 Stockholders shall be entitled to receive, in exchange for all of their M3 Common Stock, 11,934,007 shares of the EGPI Common Stock on the basis of 1.1700006 shares of the EGPI Common Stock for each share of the M3 Common Stock held by each of the M3 Stockholders.  Any fractional number of shares to be received shall be rounded up to the nearest whole number.  Following the Effective Date, EGPI shall have 23,868,015 shares of the EGPI Common Stock issued and outstanding, owned as follows: (a) 9,547,206 shares owned by the EGPI Stockholders; (b) 11,934,007 shares owned by the M3 Stockholders, subject to adjustment as described below; and (c) 2,386,802 shares owned by Strategic Partners as described below, subject to adjustment as described below.

Provided, however, notwithstanding anything herein contained to the contrary, the basis of the exchange described herein is based on a Liability Level of EGPI at the Effective Date (hereinafter defined) of no more than $290,000.  At the $290,000 Liability Level of EGPI at the Effective Date, the M3 Stockholders will receive 11,943,007 of the EGPI Common Stock.  If the Liability Level of EGPI at the Effective Date exceeds $290,000, the number of shares of the EGPI Common Stock to be received by the M3 Stockholders shall be equal to 11,934,007 divided by the quotient obtained by dividing $290,000 by the actual Liability Level of EGPI at the Effective Date.  For example, if the Liability Level of EGPI at the Effective Date is $635,000 rather than $290,000, the quotient obtained by dividing $290,000 by $635,000 is 0.46.  The 11,943,007 number of shares of the EGPI Common Stock will then be divided by 0.46 with a result of 25,943,493.  Thereafter, as described below, an additional 14,009,486 shares of the EGPI Common Stock will be issued to the M3 Stockholders, so that the M3 Stockholders will receive at total of 25,943,493 shares of the EGPI Common Stock as a result of the Merger rather than 11,934,007 shares of the EGPI Common Stock.

The intent of this Agreement is that Strategic Partners shall receive shares of the EGPI Common Stock on the Effective Date equal to 10 percent of the issued and outstanding shares of the EGPI Common Stock at the Effective Date.  If the number of shares of the EGPI Common Stock to be received by the M3 Stockholders are increased as described below, then the number of shares of the EGPI Common Stock to be received by Strategic Partners shall be concomitantly increased so that Strategic Partners, following all adjustments hereunder, will own no less than 10 percent of the issued and outstanding shares of the EGPI Common Stock.

For administrative purposes, on the Effective Date, the M3 Stockholders will receive 11,934,007 shares of the EGPI Common Stock.  Within 120 days following the Effective Date a determination of the Liability Level of EGPI at the Effective Date shall be made, and if the Liability Level of EGPI at the Effective Date is greater than $290,000, then additional shares of the EGPI Common Stock shall immediately be issued to the M3 Stockholders as described above.  If the Liability Level of EGPI at the Effective Date is less than $290,000, there shall be no adjustment in the shares of the EGPI Common Stock to be received by the M3 Stockholders.  As used herein, the Liability Level of EGPI at the Effective Date shall mean all recorded liabilities of EGPI as reflected on Schedule 15(h) hereof, plus any unrecorded liabilities that are discovered during the 120 days following the Effective Date.

6. Restricted Shares.  All shares of the EGPI Common Stock and the EGPI Series C Preferred Stock (hereinafter defined) to be received by the M3 Stockholders and the shares of the EGPI Common Stock to be issued to Strategic Partners as hereinafter described shall be restricted in their resale as provided in the Securities Act, and shall contain a legend as required by Rule 144 promulgated under the Securities Act (“Rule 144”) which shall read as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

The restricted nature of such shares shall not be taken into account or any quoted price of the shares on the Effective Date.  Upon receipt of the EGPI Common Stock/and or the EGPI Preferred Stock, each M3 Stockholder and Strategic Partners shall execute a Subscription Agreement in the form attached hereto as Attachment A.  In that regard, the M3 Stockholders and Strategic Partners shall acknowledge that EGPI does not have any obligation to register for resale pursuant to the Securities Act, the shares of the EGPI Common Stock/and or the EGPI Preferred Stock to be received by them hereunder.

7.    Directors and Officers of the Surviving Corporation.

(a)    Following the Merger, Robert S. Miller, Jr., David H. Ray, Brandon D. Ray, Michael Kocan, and Dennis R. Alexander shall serve as the Board of Directors of the Surviving Corporation for a period of two years.  Thereafter, the number of directors of the Surviving Corporation shall be five members to be elected by the stockholders of the Surviving Corporation to serve until such time as their successors have been elected and qualified.

(b)    If a vacancy shall exist on the Board of Directors of the Surviving Corporation on the Effective Date, such vacancy may be filled by the Board of Directors of the Surviving Corporation as provided in the Bylaws of the Surviving Corporation.

(c)    All persons who, on the Effective Date, are executive or administrative officers of M3 shall be the officers of the Surviving Corporation until the Board of Directors of the Surviving Corporation shall otherwise determine.  The Board of Directors of the Surviving Corporation may elect or appoint such additional officers as it may deem necessary or appropriate.

8.    Articles of Incorporation.  The Articles of Incorporation of the Subsidiary existing on the Effective Date, as amended to reflect the change of name to M3 Lighting, Inc., a copy of which is attached hereto as Attachment B shall continue in full force as the Articles of Incorporation of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

9.    Bylaws.  The Bylaws of the Subsidiary existing on the Effective Date, as amended to reflect the change of name to M3 Lighting, Inc., a copy of which is attached hereto as Attachment C shall continue in full force as the Bylaws of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

10.    Directors and Officers of EGPI.  On the Effective Date, Robert S. Miller, Jr., Michael Kocan, David H. Ray, and Brandon D. Ray, the present four members of the Board of Directors of M3, and Dennis R. Alexander, Larry W. Trapp, and Michael Trapp, three of the current members of the Board of Directors of EGPI, shall serve as the Board of Directors of EGPI for a period of two years.  Thereafter, the number of directors of EGPI shall be five members to be elected by the stockholders of EGPI to serve until such time as their successors have been elected and qualified.  Further, on the Effective Date, the Board of Directors of EGPI will elect Dennis R Alexander, Chief Executive Officer and Chief Financial Officer, Michael Kocan, President and Chief Operating Officer, Larry W. Trapp, Executive Vice President, Robert S. Miller, Jr., Executive Vice President, Brandon D. Ray, Executive Vice President of Finance, David H. Ray, Executive Vice President and Treasurer, and Melvena Alexander, Secretary and Controller, as the officers of EGPI, to serve until such time as their successors have been elected and qualified, and all of the other officers of EGPI other than such persons shall resign on the Effective Date.  Provided, however, it is understood that the Board of Directors of EGPI may elect any persons as officers of EGPI at such time as it may determine, and no person described in this paragraph shall have the right to continue as an officer of EGPI beyond the period stated by the Board of Directors of EGPI.

11.    Copies of the Plan of Merger.  A copy of this Plan of Merger is on file at 3400 Peachtree Road, Suite 111, Atlanta, Georgia 30326, the principal offices of M3, and at 6564 Smoke Tree Lane, Scottsdale, Arizona 85253, the principal offices of EGPI and the Subsidiary.  A copy of this Plan of Merger will be furnished to any stockholder of M3, EGPI, or the Subsidiary, on written request and without cost.

12.    Additional Consideration for the Merger.  As additional consideration for the Merger, the M3 Stockholders shall receive on the Effective Date 5,000 shares of the EGPI Series C Preferred Stock as described in Schedule 15(p) attached hereto.  It is understood, that the shares of the Series C Preferred Stock are non-convertible and each share of the EGPI Series C Preferred Stock has the voting rights of 21,200 shares of the EGPI Common Stock, which means that in addition to the voting rights conferred by their shares of the EGPI Common Stock, the M3 Stockholders will have additional voting rights of 106,000,000 shares of the EGPI Common Stock.  Further, in consideration for its services in connection with this Agreement, Strategic Partners shall receive 2,386,802 shares of the EGPI Common Stock on the Effective Date.

13.    Conditions Subsequent.  As soon as practicable following the Effective Date, the conditions specified in subparagraphs (a) to (d) shall have occurred, and within one year following the Effective Date, the condition specified in subparagraph (e) shall have occurred:

(a)    There shall be a reverse split of the outstanding shares of the EGPI Common Stock on a one for six basis.

(b)    Malibu Holding, Inc., a Nevada corporation (a wholly-owned subsidiary of EGPI) shall change its name to Energy Producers, Inc. (“Energy Producers”).  The Board of Directors of Energy Producers shall be Dennis R. Alexander, Larry W. Trapp, Michael Trapp, and David H. Ray.  Following the Effective Date all future energy opportunities presented to EGPI will be pursued through Energy Producers.

(c)    Energy Producers will be “spun off” (the “Spin Off”), pursuant to applicable securities laws to those persons who are the EGPI Stockholders immediately before the Effective Date the Merger.  It is anticipated that the Spin Off will occur within two years from the Effective Date, unless the Board of Directors of EGPI determines otherwise.  Before the Spin Off, all pursuits of Energy Producers will have to be approved by the Board of Directors of EGPI and funded by discretionary working capital or self funded on terms acceptable by EGPI and Energy Producers.  The existing staff of EGPI and Strategic Partners will be available to assist Energy Producers in the development and pursuit of these opportunities.

(d)    On the Effective Date, Strategic Partners shall execute an Administrative Services Agreement with EGPI to perform accounting/reporting and investor relations service, a copy of which is attached hereto as Attachment D, with the assistance of the existing staff of EGPI.  The time used in pursuit of Energy Producers opportunities will be accumulated and billed back upon successful closure at reasonable and mutually agreed upon rates.

(e)    If within one year of the Effective Date, EGPI and M3 on a consolidated basis (less the consolidated effects, if any, of Energy Producers) have not (i) generated at least $850,000 in revenues, or (ii) acquired an entity or entities with at least a combined $5,000,000 in revenues, the EGPI Stockholders on the day before the Effective Date shall be issued shares of the EGPI Common Stock, equal to five percent of the issued and outstanding shares of the EGPI Common Stock for every $100,000 or fraction thereof that EGPI and M3 on a consolidated basis (less the consolidated effects, if any, of Energy Producers) fail to (x) generate at least $850,000 in revenues or (y) acquire an entity or entities with at least a combined $5,000,000 in revenues.  For example, if after one year following the Effective Date, there are 30,000,000 shares of the EGPI Common Stock issued and outstanding and EGPI and M3 on a consolidated basis (less the consolidated effects, if any, of Energy Producers) have generated only $700,000 in revenues or acquired an entity or entities with only a combined $4,000,000 in revenues, the EGPI Stockholders on the day before the Effective Date shall receive 1,500,000 shares of the EGPI Common Stock.

14.    Representations and Warranties of M3.  Where a representation contained in this Agreement is qualified by the phrase “to the best knowledge of M3” (or words of similar import), such expression means that, after having conducted a due diligence review, M3 believes the statement to be true, accurate, and complete in all material respects.  Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known.  M3 represents and warrants to EGPI and the Subsidiary as follows:

(a)    Power and Authority.  M3 has full power and authority to execute, deliver, and perform this Agreement and all other agreements, certificates or documents to be delivered in connection herewith, including, without limitation, the other agreements, certificates and documents contemplated hereby (collectively the “Other Agreements”).

(b)    Binding Effect.  Upon execution and delivery by M3, this Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of M3, enforceable against M3 in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)    Effect.  Neither the execution and delivery of this Agreement or the Other Agreements nor full performance by M3 of its obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Articles of Incorporation or Bylaws of M3 or, subject to obtaining any and all necessary consents, of any contract, commitment or other obligation of M3 or necessary for the operation of M3’s business (the “Business”) following the Merger or any other material contract, commitment, or other obligation to which M3 is a party, or create or result in the creation of any encumbrance on any of the property of M3.  Except as otherwise disclosed to EGPI before the date of this Agreement and disclosed on Schedule 14(c) attached hereto, M3 is not in violation of its Articles of Incorporation, its Bylaws, or of any indebtedness, mortgage, contract, lease, or other agreement or commitment.

(d)    No Consents.  No consent, approval or authorization of, or registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Effective Date, be obtained or made by M3 prior to the Effective Date to authorize the execution, delivery and performance by M3 of this Agreement or the Other Agreements.

(e)    Capitalization.  M3 is authorized by its Articles of Incorporation to issue 100,000,000 shares of the M3 Common Stock.  There are no other shares of any class authorized or outstanding.  As of the date of this Agreement, there are 10,200,000 shares of the M3 Common Stock duly and validly issued and outstanding, fully paid, and non-assessable.  Other than as disclosed herein, there are no outstanding options, contracts, commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner to the issuance of the M3 Common Stock or other securities or entitling anyone to acquire the M3 Common Stock or other securities of M3.

(f)    Stock Ownership.  On the Effective Date, M3 will have seven stockholders, all of whom are “accredited investors” as defined in the Securities Act, who will have good, absolute, and marketable title to 10,200,000 shares of the M3 Common Stock as described herein, which constitute 100 percent of the issued and outstanding shares of the M3 Common Stock.  M3 has the complete and unrestricted right, power and authority to cause the Merger pursuant to this Agreement.  The delivery of the M3 Common Stock to the Subsidiary as herein contemplated will vest in the Subsidiary good, absolute and marketable title to the shares of the M3 Common Stock as described herein, free and clear of all liens, claims, encumbrances, and restrictions of every kind, except those restrictions imposed by applicable securities laws or this Agreement.

(g)    Organization and Standing of M3.  M3 is a duly organized and validly existing Georgia corporation in good standing, with all requisite corporate power and authority to carry on the Business as presently conducted in each of the jurisdictions where it is currently doing business.  M3 has qualified to do business in the states reflected on Schedule 14(g) attached hereto.

(h)    Employees.  M3 has no employees.

(i)    Financial Statement.  M3, within 50 days following the Effective Date, will furnish EGPI and the Subsidiary an audited consolidated balance sheet of M3 as of December 31, 2007 and December 31, 2008, and the related consolidated statement of income and retained earnings for the period covered thereby (the “Financial Statement”).  The Financial Statement (i) will be in accordance with the books and records of M3; (ii) fairly present the financial condition of M3 at such date and the results of its operations for the period therein specified; (iii) prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods; and (iv) with respect to all contracts and commitments of M3, reflect adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income.  Specifically, but not by way of limitation, the Financial Statement will disclose all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) of M3 on the dates therein specified (except such debts, liabilities, and obligations as are not required to be reflected therein in accordance with generally accepted accounting principles).

(j)    Present Status.  Since the dates reflected on the Financial Statement, except as reflected on Schedule 14(j) attached hereto, M3 has not (i) incurred any material obligations or material liabilities, absolute, accrued, contingent, or otherwise, except current trade payables; (ii) discharged or satisfied any liens or encumbrances, or paid any obligations or liabilities, except current Financial Statement liabilities and current liabilities incurred since the dates reflected on the Financial Statement, in each case, in the ordinary course of business; (iii) declared or made any stockholder payment or distribution or purchased or redeemed any of its securities or agreed to do so; (iv) mortgaged, pledged, or subjected to lien, encumbrance, or charge any of its assets except as shall be removed prior to or at the Effective Date; (v) canceled any debt or claim; (vi) sold or transferred any assets of a material value except sales from inventory in the ordinary course of business; (vii) suffered any damage, destruction, or loss (whether or not covered by insurance) materially affecting its properties, business, or prospects; (viii) waived any rights of a material value; (ix) entered into any transaction other than in the ordinary course of business.  Further, since the date reflected on the Financial Statement, except as reflected on Schedule 14(k) attached hereto, there has not been any change in or any event or condition (financial or otherwise) affecting the property, assets, liabilities, operations, or prospects of M3, other than changes in the ordinary course of its business, none of which has (either when taken by itself or taken in conjunction with all other such changes) been materially adverse.

(k)    Tax Returns and Audits.  As of the date of this Agreement, except as reflected on Schedule 14(k) attached hereto, M3 has duly filed all federal, state, and local tax returns as required to be filed by it (including, but not limited to, all payroll or other employment related tax returns), and has paid all federal, state and local taxes, including, but not limited to all payroll and employment taxes, required to be paid with respect to the periods covered by such returns.  Except as reflected on Schedule 14(k) attached hereto, M3 has not been delinquent in the payment of any tax, assessment, or governmental charge, and has not had any tax deficiencies proposed or assessed against it and has not executed any waiver of the statute of limitations on the assessment or collection of any tax.

(l)    Litigation.  Other than as reflected on Schedule 14(l) attached hereto, M3 has disclosed all litigation, arbitrations, claims, governmental or other proceedings (formal or informal), or investigations pending, threatened, or in prospect (or any basis therefor known to M3) with respect to M3, or any of its business, properties, or assets prior to the execution of this Agreement.  Except as reflected on Schedule 14(l) attached hereto, M3 is not affected by any present or threatened strike or other labor disturbance or, to the best knowledge of M3, is any union attempting to represent any employee of M3 as collective bargaining agent.  M3 is not in material violation of, or in material default with respect to, any law, rule, regulation, order, judgment, or decree; nor is M3 required to take any action in order to avoid such a violation or default.

(m)    Compliance with Laws and Regulations.  Except as otherwise disclosed in Schedule 14(m) attached hereto, to the best knowledge of M3, M3 is in material compliance, with all laws, ordinances, codes, restrictions, regulations (environmental and otherwise) and other legal requirements applicable to the conduct of the Business, the noncompliance with which would be likely to have a material adverse effect on the Business; and there are no lawsuits or proceedings pending or, to its best knowledge, threatened with respect to the foregoing.

(n)    No Defaults.  Other than as reflected on Schedule 14(n) attached hereto, to the best knowledge of M3, M3 is not in default under any provision, of any lease, contract, commitment, obligation, note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness, and no existing condition exists which, with the giving of notice or the passage of time, or both, would constitute such a default, in either case, which default is or would be likely to have a material adverse effect on the Business.

(o)    Permits and Approvals.  Except as otherwise disclosed on Schedule 14(o) attached hereto, to the best knowledge of M3, M3 has all permits and approvals required for the conduct of the Business and is not in material default under any permit, approval or qualification, which default is likely to have a material adverse effect on M3 or the Business, nor is there any existing condition which, with the giving of notice or the passage of time, or both, would constitute such a material default; (ii) other than those items listed on Schedule 14(o) attached hereto, no permit, approval or qualification of any government or governmental unit, agency, board, body or instrumentality, whether federal, state or local, is necessary for the conduct of the Business as same has been and is being conducted; and (iii) there is no lawsuit or proceeding pending or threatened with respect to any of the foregoing.

(p)    Properties.  Except as reflected on Schedule 14(p) attached hereto, M3 has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets used in its business or owned by it (except real and other properties and assets as are held pursuant to leases or licenses), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances, other than as shown on the Financial Statement, including, but not limited to a tax lien for unpaid real estate taxes.  Moreover:

(i)    No real property owned, leased, licensed, or used by M3 lies in an area which is, or to the best knowledge of M3 will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or their ownership, leasing, licensing, or use of that real property in the business in which M3 is now engaged or the business in which it contemplates engaging.

(ii)    The real and other properties and assets owned, leased, or licensed by M3 constitute all such properties and assets which are necessary to the business of M3 as presently conducted or as it contemplates conducting.

(q)    Patents and Trademarks.  Except as reflected on Schedule 14(q) attached hereto, to the best of the best knowledge of M3, M3 owns, possesses and has good title to all of the copyrights, trademarks, trademark rights, patents, patent rights, and licenses necessary in the conduct of the Business.  Except as reflected on Schedule 14(q) attached hereto, to the best knowledge of M3, M3 is not infringing upon or otherwise acting adversely to the rights of any person, under, or in respect to, any copyrights, trademarks, trademark rights, patents, patent rights, or licenses owned by any person or entity, and there is no claim or pending or threatened action with respect thereto.  M3 has the unrestricted right to use (free and clear of any rights or claims of others) all trade secrets, customer lists, manufacturing and other processes incident to the manufacture, use or sale of any and all products presently sold by it.

(r)    Compliance with Environmental Laws.  Except as otherwise disclosed on Schedule 14(r) attached hereto, to the best knowledge of M3, M3 has not violated and is not in violation of the Federal Clean Air Act (42 U.S.C. 7401, et seq.), Federal Water Pollution Control Act (33 U.S.C. 1251, et seq.), the Federal Resource Conservation and Recovery Act of 1976 (42 U.S.C. 6901, et seq.), the Federal Comprehensive Environmental Responsibility, Clean Up and Liability Act of 1980 (42 U.S.C. 9601, et seq.), the Federal Toxic Substance Control Act of 1976 (15 U.S.C. 2601, et seq.) or any state or local laws or ordinances regulating the subjects covered by the federal statutes identified above, including rules and regulations thereunder.  Prior to the Effective Date, M3 either directed, participated in and/or authorized that studies of the environmental status of M3’s properties and operations of the Business be prepared, which studies are listed or otherwise described in Schedule 14(r) hereto (collectively the “Studies”).  The Studies, as well as those other matters, correspondence, reports and the like disclosed in Schedule 14(r) hereto, have been delivered to EGPI and the counsel for EGPI and environmental consultants and are incorporated herein by reference as though set out herein.

(s)    Absence of Certain Changes or Events.  Except as otherwise disclosed on Schedule 14(s) attached hereto, since December 31, 2008, there has not been any change in or any event or condition (financial or otherwise) affecting the property, assets (including cash and all accounts receivable), liabilities, operations, or prospects of M3, other than changes in the ordinary course of its business, none of which has (either when taken by itself or taken in conjunction with all other such changes) been materially adverse.

(t)    Purchase and Outstanding Bids.  No purchase commitments of M3 are in excess of normal, ordinary, and usual requirements of its business, or were made at any price in excess of the then current market price or contained terms and conditions more onerous than those usual and customary in the industry.

(u)    Insurance Policies.  There are in full force all policies of fire, liability, and other forms of insurance pertaining to the properties and assets of M3.  Such policies are in an amount and against such losses and risks as are generally maintained by comparable businesses, copies of which have been delivered to EGPI upon the execution of this Agreement.

(v)    Employment Contracts.  Except as disclosed in Schedule 14(v) hereto, M3 has no employment contract, written or otherwise, with any employee or former employee.

(w)    Compliance with Laws and Regulations.  To the best knowledge of M3, M3 is in material compliance, with all laws, ordinances, codes, restrictions, regulations and other legal requirements applicable to the conduct of the Business, the noncompliance with which would be likely to have a material adverse effect on the Business; and there are no lawsuits or proceedings pending or, to its knowledge, threatened with respect to the foregoing.

(x)    No Defaults.  To the best knowledge of M3, M3 is not in default under any provision, of any lease, contract, commitment, obligation, note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness, and no existing condition exists which, with the giving of notice or the passage of time, or both, would constitute such a default, in either case, which default is or would be likely to have a material adverse effect on the Business.

(y)    Authority to Merge.  M3 has all requisite power and authority to execute, deliver, and perform this Agreement.  All necessary corporate proceedings of M3 have been duly taken to authorize the execution, delivery, and performance of this Agreement by M3.  This Agreement has been duly authorized, executed and delivered by M3; is the legal, valid, and binding obligation of M3; and is enforceable as to it in accordance with its terms subject to any laws relating to bankruptcy or any other similar laws.

No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration of filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by M3 for the execution, delivery, or performance of this Agreement by M3.  No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which M3 is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the articles of incorporation (or other charter document) or bylaws of M3 or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on M3 or to which any of its operations, business, properties, or assets are subject.

(z)    Records.  The books of account and minute books of M3 are complete and correct, and reflect all those transactions involving its business which properly should have been set forth in such books.

(aa)   SEC Filings.  M3 has had the opportunity to review and has reviewed all of the filings of EGPI with the SEC (the “SEC Filings”).

(bb)   Representations and Warranties True and Complete.  All representations and warranties of M3 in this Agreement and the Other Agreements are true, accurate and complete in all material respects as of the Effective Date.

(cc)   No Knowledge of Default.  M3 has no knowledge that any representations and warranties of EGPI or the Subsidiary contained in this Agreement or the Other Agreements are untrue, inaccurate or incomplete or that EGPI or the Subsidiary is in default under any term or provision of this Agreement or the Other Agreements.

(dd)   No Untrue Statements.  No representation or warranty by M3 in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

(ee)   Reliance.  The foregoing representations and warranties are made by M3 with the knowledge and expectation that EGPI and the Subsidiary are placing complete reliance thereon.

15.    Representations and Warranties of EGPI and the Subsidiary.  Where a representation contained in this Agreement is qualified by the phrase “to the best knowledge of EGPI or the Subsidiary” (or words of similar import), such expression means that, after having conducted a due diligence review, EGPI and the Subsidiary believe the statement to be true, accurate, and complete in all material respects.  Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known.  EGPI and the Subsidiary hereby represent and warrant to M3 as follows:

(a)    Power and Authority.  EGPI and the Subsidiary have full power and authority to execute, deliver and perform this Agreement and the Other Agreements.

(b)    Authorization.  The execution, delivery and performance of this Agreement and the Other Agreements by EGPI and the Subsidiary have been duly authorized by all requisite corporate action.

(c)    Binding Effect.  Upon execution and delivery by EGPI and the Subsidiary, this Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of EGPI and the Subsidiary enforceable against them in accordance with the terms hereof or thereof, except as the enforceability hereof and thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)    Effect.  Neither the execution and delivery of this Agreement or the Other Agreements nor full performance by EGPI and the Subsidiary of their obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Articles of Incorporation or Bylaws of EGPI or the Subsidiary or, subject to obtaining any and all necessary consents, of any contract, commitment or other obligation of EGPI or the Subsidiary or necessary for the operation of the business of EGPI or the Subsidiary following the Effective Date or any other material contract, commitment, or other obligation to which EGPI or the Subsidiary is a party, or create or result in the creation of any encumbrance on any of the assets of EGPI or the Subsidiary.

(e)    No Consents.  No consent, approval or authorization of, or registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Effective Date, be obtained or made by EGPI and the Subsidiary prior to the Effective Date to authorize the execution, delivery and performance by EGPI and the Subsidiary of this Agreement or the Other Agreements.

(f)    Access to Records.  EGPI and the Subsidiary shall afford M3 and its attorneys, accountants, investment bankers and other representatives access, during normal business, to all of its business operations, properties, books, files, and records, and will cooperate in their examination thereof.  No such examination, however, shall constitute a waiver or relinquishment by M3 of its right to rely upon covenants, representations, and warranties of EGPI and the Subsidiary made herein or pursuant hereto.  Until the Effective Date or the termination of this Agreement, whichever shall occur first, and after the termination of this Agreement in the event this Agreement does not close, M3 will hold in confidence all information so obtained by M3 as a result of such examination.

(g)    Exchange Act Status.  EGPI is a fully reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the EGPI Common Stock is registered under Section 12(g) of the Exchange Act.  At the Effective Date, EGPI shall be current in all of its SEC Filings as required by the Exchange Act.

(h)    Financial Statement.  EGPI has furnished M3 by means of the SEC Edgar web site containing the SEC Filings of EGPI an audited consolidated balance sheet of EGPI as of December 31, 2008, and the related consolidated statement of income and retained earnings for the period covered thereby (the “EGPI Financial Statement”).  The EGPI Financial Statement (i) is in accordance with the books and records of EGPI; (ii) fairly presents the financial condition of EGPI at such date and the results of its operations for the period therein specified; (iii) was prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods; and (iv) with respect to all contracts and commitments of EGPI, reflects adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income.  Specifically, but not by way of limitation, the EGPI Financial Statement discloses all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) of EGPI on the dates therein specified (except such debts, liabilities, and obligations as are not required to be reflected therein in accordance with generally accepted accounting principles).

The Liability Level of EGPI at the Effective Date as disclosed on Schedule 15(h) attached hereto shall be paid in the manner specified on Schedule 15(h).

(i)    Litigation.  Other than as reflected on the SEC Edgar web site containing the SEC Filings of EGPI, to the best of its belief and understanding, EGPI has disclosed all litigation, arbitrations, claims, governmental or other proceedings (formal or informal), or investigations pending, threatened, or in prospect (or any basis therefor known to EGPI) with respect to EGPI, or any of its business, properties, or assets prior to the execution of this Agreement.  Except as reflected on the SEC Edgar web site containing the SEC Filings of EGPI, EGPI is not affected by any present or threatened strike or other labor disturbance or, to the best knowledge of EGPI, is any union attempting to represent any employee of EGPI as collective bargaining agent.  To the best of its belief and understanding, EGPI is not in material violation of, or in material default with respect to, any law, rule, regulation, order, judgment, or decree; nor is EGPI required to take any action in order to avoid such a violation or default.

(j)    Compliance with Laws and Regulations.  Except as otherwise disclosed on the SEC Edgar web site containing the SEC Filings of EGPI, to the best knowledge of EGPI, EGPI is in material compliance, with all laws, ordinances, codes, restrictions, regulations (environmental and otherwise) and other legal requirements applicable to the conduct of its business, the noncompliance with which would be likely to have a material adverse effect on its business; and there are no lawsuits or proceedings pending or, to its best knowledge, threatened with respect to the foregoing.

(k)    Absence of Certain Changes or Events.  Except as otherwise disclosed on the SEC Edgar web site containing the SEC Filings of EGPI, since December 31, 2008, there has not been any change in or any event or condition (financial or otherwise) affecting the property, assets (including cash and all accounts receivable), liabilities, operations, or prospects of EGPI, other than changes in the ordinary course of its business, none of which has (either when taken by itself or taken in conjunction with all other such changes) been materially adverse.

(l)    No Disputes with Auditors.  As of the date of this Agreement, neither EGPI nor the Subsidiary has had any disputes with its auditors.

(m)    Tax Returns and Audits.  As of the date of this Agreement, EGPI and the Subsidiary have duly filed all federal, state, and local tax returns as required to be filed by them (including, but not limited to, all payroll or other employment related tax returns), and have paid all federal, state and local taxes, including, but not limited to all payroll and employment taxes, required to be paid with respect to the periods covered by such returns.  EGPI and the Subsidiary have not been delinquent in the payment of any tax, assessment, or governmental charge, and have not had any tax deficiencies proposed or assessed against them and have not executed any waiver of the statute of limitations on the assessment or collection of any tax.  EGPI has delivered to M3 all tax returns of EGPI and the Subsidiary for the last five years.

(n)    Organization and Standing of EGPI.  EGPI is a duly organized and validly existing Nevada corporation in good standing, with all requisite corporate power and authority to carry on its business as presently conducted.  EGPI has not qualified to do business in any other state other than the State of Arizona.

(o)    Subsidiaries.  EGPI has two subsidiaries, namely, the Subsidiary, which is a duly organized and validly existing Nevada corporation in good standing, with all requisite corporate power and authority to carry on its business as presently conducted, and Malibu Holding, Inc., a Nevada corporation (“Malibu Holding”), neither of which is qualified to do business in any other state.

(p)    Capitalization of EGPI.  EGPI is authorized by its Articles of Incorporation to issue 1,300,000,000 shares of the EGPI Common Stock of which 9,547,206 shares duly and validly issued and outstanding, fully paid, and non-assessable as of the Effective Date, 20,000,000 shares of non-voting common stock, par value $0.001 per share, none of which are issued or outstanding, and 60,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued or outstanding (herein referred to as the EGPI Preferred Stock, which includes the EGPI Series C Preferred Stock, and which have the preferences and limitations as disclosed on Schedule 15(p) attached hereto).  Other than as disclosed herein, or in its filings on the SEC web site, there are no outstanding options, contracts, commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner to the issuance of the EGPI Common Stock or other securities or entitling anyone to acquire the EGPI Common Stock or other securities of EGPI.  It is understood, that the shares of the Series C Preferred Stock described in Schedule 15(p) and to be issued to the M3 Stockholders hereunder are non-convertible and each share of the Series C Preferred Stock has the voting rights of 21,200 shares of the EGPI Common Stock.

(q)    Capitalization of the Subsidiary.  The Subsidiary is authorized by its Articles of Incorporation to issue 10,000,000 shares of the Subsidiary Common Stock, one share of which will be duly and validly issued and outstanding, fully paid, and non-assessable as of the Effective Date.  Other than as disclosed herein, or in its filings on the SEC web site there are no outstanding options, contracts, commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner to the issuance of the Subsidiary Common Stock or other securities or entitling anyone to acquire the Subsidiary Common Stock or other securities of the Subsidiary.

(r)    Effect of the Transaction.  Following the Effective Date and all of the transactions described herein, the M3 Stockholders will own 11,934,007shares of the EGPI Common Stock, which will represent approximately 50 percent of the issued and outstanding shares of the EGPI Common Stock.  Following the Effective Date and all of the transactions described herein, EGPI shall have 23,868,015 shares of the EGPI Common Stock issued and outstanding, owned as follows: (a) 9,547,206 shares owned by the EGPI Stockholders; (b) 11,934,007 shares owned by the M3 Stockholders; and (c) 2,386,802 shares owned by Strategic Partners.  In addition, the M3 Stockholders will own 5,000 shares of the EGPI Preferred Stock.

(s)    Employees.  As of the Effective Date, EGPI will have no employees and the Subsidiary will have no employees.  However, Energy Producers will have three persons engaged under month to month service agreements.

(t)    No Employment Contracts.  Other than indicated in Paragraph 15(s) with respect to Energy Producers, EGPI and the Subsidiary, as of the Effective Date, shall have no employment contracts or agreements with any of its officers, directors, or with any consultants, employees or other parties, other than as disclosed in EDGAR filings for EGPI through the first quarter of 2009 ended March 31, 2009.

(u)    No Benefit Plans.  EGPI and the Subsidiary have no insurance or employee benefit plans whatsoever.

(v)    No Powers of Attorney.  EGPI and the Subsidiary have no outstanding powers or attorney and no obligations concerning its performance hereunder.

(w)    Compliance.  EGPI shall cause EGPI and the Subsidiary and their officers and employees to comply with all applicable provisions of this Agreement.

(x)    Representations and Warranties of True and Complete.  All representations and warranties of EGPI and the Subsidiary in this Agreement and the Other Agreements are true, accurate and complete in all material respects as of the Effective Date.

(y)    No Knowledge of Default.  EGPI and the Subsidiary have no knowledge that any of the representations and warranties of M3 contained in this Agreement or the Other Agreements are untrue, inaccurate or incomplete in any respect or that M3 are in default under any term or provision of this Agreement or the Other Agreements.

(z)    No Untrue Statements.  No representation or warranty by EGPI and the Subsidiary in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

(aa)    Reliance.  The foregoing representations and warranties are made by EGPI and the Subsidiary with the knowledge and expectation that M3 is placing complete reliance thereon.

16.    Conditions Precedent to Obligations of EGPI and the Subsidiary.  All obligations of EGPI and the Subsidiary under this Agreement are subject to the fulfillment, prior to or at the Effective Date, of the following conditions:

(a)    Representations and Warranties True at the Effective Date.  The representations and warranties of M3 herein shall be deemed to have been made again as of the Effective Date, and then be true and correct, subject to any changes contemplated by this Agreement.  M3 shall have performed all of the obligations to be performed by it hereunder on or prior to the Effective Date.

(b)    Proof of Authority.  The counsel for EGPI shall have received evidence reasonably sufficient to such counsel that M3 has all requisite authorizations necessary for consummation by M3 of the transactions contemplated hereby, and there has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

(c)    No Orders.  There has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

(d)    Deliveries at the Effective Date.  M3 shall have delivered to EGPI and the Subsidiary at the Effective Date all of the documents required to be delivered hereunder.

(e)    Certificates of Good Standing.  M3 shall have delivered to EGPI certificates or telegrams issued by appropriate governmental authorities evidencing the good standing of M3 as of a date not more than 1 days prior to the Effective Date, in the State of Nevada and in each state where M3 is qualified to do business.

(f)    Opinion of Counsel.  M3 shall have delivered at the Effective Date to EGPI an opinion of its counsel dated as of date of the Effective Date in form and substance reasonably satisfactory to EGPI and its counsel, to the effect that (i) M3 is a duly and validly organized and existing corporation in good standing under the laws of the State of Nevada, and in each state where M3 may be qualified as a foreign corporation, with full corporate power to carry on the business in which it is engaged; (ii) the performance of this Agreement and the consummation of the transactions contemplated herein will not result in any breach or violation of any terms or provisions of or cause a default under the Articles of Incorporation or Bylaws of M3 or, to M3’s said counsel best knowledge and belief any order, rule, or regulation of any court, governmental agency or body having jurisdiction over M3, or any of its activities, properties, any statute, indenture, mortgage, deed of trust, lease, loan agreement, security agreement, or other agreement or instrument known to said counsel, to which M3 is a party or by which it is bound or to which any of its property is subject; (iii) no provision of the Articles of Incorporation, Bylaws, minutes or share certificates of M3 or, to M3’s said counsel’s best knowledge and belief, any contract to which M3 is a party or otherwise bound or affected, prevents the M3 Stockholders from delivering good, absolute, and marketable title to the M3 Common Stock to EGPI as contemplated by this Agreement; (iv) M3 is authorized by its Articles of Incorporation to issue 100,000,000 shares of the M3 Common Stock; (v) that as of the date of this Agreement, there were 10,200,000 shares of the M3 Common Stock duly and validly issued and outstanding, fully paid, and non-assessable; (vi) as of the Effective Date, all shares of the M3 Common Stock were held by seven M3 Stockholders all of whom are “accredited investors” as defined in the Securities Act, and subject to the terms of the Merger as of the Effective Date; (vii) to the best knowledge and belief of such counsel the issuance and sale of the M3 Common Stock did not violate the Securities Act, or the rules and regulations of the SEC thereunder, or applicable state securities or Blue Sky Laws, and that M3 has no other authorized or outstanding series or class of capital stock or other securities; and (viii) such counsel has no knowledge of any litigation, proceeding, or governmental investigation or labor dispute pending or threatened against or relating to M3, its properties or businesses, except as set forth herein or in said opinion.

(g)    Resolutions.  The counsel for EGPI shall have received certified resolutions of a meeting of the Board of Directors of M3 and the M3 Stockholders pursuant to which this Agreement and the transactions contemplated hereby were duly and validly approved, adopted and ratified by the Board of Directors of M3 and the M3 Stockholders, all in form and content satisfactory to such counsel, authorizing (i) the execution, delivery and performance of this Agreement, (ii) such other documents and instruments as shall be necessary to consummate the transactions contemplated hereby and thereby, and (iii) all actions to be taken by M3 hereunder.

(h)    Certification.  M3 shall have delivered to EGPI at the Effective Date a certificate dated as of the Effective Date, executed by M3, certifying that the conditions specified in this Paragraph 16 have been fulfilled.

(i)    Other Matters.  All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to EGPI and the Subsidiary and their counsel, whose approval shall not be unreasonably withheld.

17.    Conditions Precedent to Obligations of M3.  All obligations of M3 under this Agreement are subject to the fulfillment, prior to or at the Effective Date, of the following conditions:

(a)    Representations and Warranties True at Effective Date.  The representations and warranties of EGPI and the Subsidiary herein shall be deemed to have been made again at the Effective Date, and then be true and correct, subject to any changes contemplated by this Agreement.  EGPI and the Subsidiary shall have performed all of the obligations to be performed by EGPI and the Subsidiary hereunder on or prior to the Effective Date.

(b)    Proof of Authority.  The counsel for M3 shall have received evidence reasonably sufficient to such counsel that EGPI and the Subsidiary have all requisite authorizations necessary for consummation by EGPI and the Subsidiary of the transactions contemplated hereby, and there has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation that might reasonably be expected to result in any such injunction or order is pending.

(c)    SEC Filings.  EGPI shall be current in all of the SEC Filings as of the Effective Date.

(d)    No Disputes with Auditors.  As of the Effective Date, neither EGPI nor the Subsidiary shall have had any disputes with its auditors.

(e)    Proof of Election of and Resignations.  On the Effective Date, EGPI shall deliver proof of the election of the persons selected by M3 to the Board of Directors of EGPI and as officers of EGPI, as well as the resignations of all of those persons who were the officers and directors of EGPI before the Effective Date and following the election of the persons selected by M3 as described herein.

(f)    Opinion of Counsel.  EGPI and the Subsidiary shall have delivered at the Effective Date to M3 an opinion of their counsel dated as of date of the Effective Date in form and substance reasonably satisfactory to M3 and its counsel, to the effect that (i) each of EGPI and the Subsidiary is a duly and validly organized and existing corporation in good standing under the laws of the state of its organization, with full corporate power to carry on the business in which it is engaged; (ii) the performance of this Agreement and the consummation of the transactions contemplated herein will not result in any breach or violation of any terms or provisions of or cause a default under the Articles of Incorporation, as amended, or Bylaws, as amended, of EGPI or the Subsidiary or to said counsel’s knowledge and belief, any order, rule, or regulation of any court, governmental agency or body having jurisdiction over EGPI or the Subsidiary or any of their activities, properties, any statute, indenture, mortgage, deed of trust, lease, loan agreement, security agreement, or other agreement or instrument known to said counsel, to which they are a party or by which they are bound or to which any of their property is subject; and (iii) no provision of the Articles of Incorporation, as amended, Bylaws, as amended, minutes or share certificates of EGPI or the Subsidiary or, to their said counsel’s knowledge and belief, any contract to which either EGPI or the Subsidiary is a party or otherwise bound or affected, prevents EGPI and the Subsidiary from performing their obligations as contemplated by this Agreement.

(g)    No Orders.  There has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

(h)    Deliveries at the Effective Date.  EGPI and the Subsidiary shall have delivered to M3 at the Effective Date all of the documents required to be delivered hereunder.

(i)    Certificates of Good Standing.  EGPI and the Subsidiary shall have delivered to M3 certificates or telegrams issued by appropriate governmental authorities evidencing the good standing of EGPI and the Subsidiary as of a date not more than 10 days prior to the Effective Date, in the State of Nevada and in each state where EGPI and the Subsidiary are qualified to do business.

(j)    Resolutions.  The counsel for M3 shall have received certified resolutions of a meeting of the Board of Directors of EGPI and the Subsidiary and the stockholder of the Subsidiary pursuant to which this Agreement and the transactions contemplated hereby were duly and validly approved, adopted and ratified by the Board of Directors of EGPI and the Subsidiary and the stockholder of the Subsidiary, all in form and content satisfactory to such counsel, authorizing (i) the execution, delivery and performance of this Agreement, (ii) such other documents and instruments as shall be necessary to consummate the transactions contemplated hereby and thereby, and (iii) all actions to be taken by EGPI and the Subsidiary hereunder.

(k)    Certification.  EGPI and the Subsidiary shall have delivered to M3 at the Effective Date a certificate dated as of the Effective Date, executed by EGPI and the Subsidiary, certifying that the conditions specified in this Paragraph 17 have been fulfilled.

(l)    Other Matters.  All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to M3 and its counsel, whose approval shall not be unreasonably withheld.

18.    The Nature and Survival of Representations, Covenants and Warranties.  All statements and facts contained in any memorandum, certificate, instrument, or other document delivered by or on behalf of the parties hereto for information or reliance pursuant to this Agreement, shall be deemed representations, covenants and warranties by the parties hereto under this Agreement.  All representations, covenants and warranties of the parties shall survive the Effective Date and all inspections, examinations, or audits on behalf of the parties, shall expire 18 months after the Effective Date.

19.    Records of M3.  For a period of five years following the Effective Date, the books of account and records of M3 pertaining to all periods prior to the Effective Date shall be available for inspection by the M3 Stockholders for use in connection with tax audits.

20.    Destruction of Property.  If, on or before the Effective Date, any substantial portion of the fixed assets of any of the parties hereto shall suffer a loss of fire, flood, tornado, hurricane, riot, accident or other calamity, whether or not insured, to such an extent that in the opinion of EGPI there will be such a delay in repairing or replacing said assets so as to materially affect the future operations of any such party, then the other parties hereto may, at their sole option, terminate this Agreement without cost, expense, or liability to any party.

21.    Default by EGPI or the Subsidiary.  If M3 does not default hereunder and either of EGPI or the Subsidiary defaults hereunder, M3 may elect to terminate this Agreement as well as any other agreement executed by M3 in connection with the transactions contemplated by this Agreement, including but not limited to any independent nondisclosure agreement or any other independent agreements, whereupon no party shall be liable to the others hereunder, or M3 may assert any remedy, including specific performance, which M3 may have by reason of any such default.  From and after the Effective Date, subject to the terms and provisions hereof, in the event of a breach by any party of the terms of this Agreement or any obligation of a party which survives the Effective Date, the non-defaulting party may assert any remedy, either at law or in equity to which such non-defaulting party may be entitled.

22.    Default by M3.  If EGPI and the Subsidiary do not default hereunder and M3 defaults hereunder, EGPI may elect to terminate this Agreement as well as any other agreement executed by EGPI and the Subsidiary in connection with the transactions contemplated by this Agreement, including but not limited to any independent nondisclosure agreement or any other independent agreements, whereupon no party shall be liable to the others hereunder, or EGPI and the Subsidiary may assert any remedy, including specific performance, which EGPI and the Subsidiary may have by reason of any such default of M3.  From and after the Effective Date, subject to the terms and provisions hereof, in the event of a breach by any party of the terms of this Agreement or any obligation of a party which survives the Effective Date, the non-defaulting party may assert any remedy, either at law or in equity, to which such non-defaulting party may be entitled.

23.    Termination.  In the event of the termination of this Agreement prior to the Effective Date, no party shall have any obligation to any other in connection herewith or in connection with any other documents which may have been executed by any party with respect to the transactions contemplated by this Agreement whether or not such documents are described herein.

24.    Cooperation.  The parties hereto will each cooperate with the other, at the other’s request and any then mutually agreed expense, in furnishing information, testimony, and other assistance in connection with any actions, proceedings, arrangements, disputes with other persons or governmental inquiries or investigations involving the parties hereto or the transactions contemplated hereby.

25.    Further Conveyances and Assurances.  After the Effective Date, each of the parties hereto will, without further cost or expense to, or consideration of any nature from any other party hereto, execute and deliver, or cause to be executed and delivered, to the other parties, such additional documentation and instruments of transfer and conveyance, and will take such other and further actions, as the other parties may reasonably request as more completely to consummate the transactions contemplated hereby.

26.    Closing.  The closing of this Agreement (the “Closing”) shall be on or before May 20, 2009, subject to acceleration or postponement from time to time as the parties hereto may mutually agree (the “Closing Date”).  The Closing of this Agreement shall be conducted by electronic communications at 12:00 noon Pacific time on the Closing Date, unless another hour or place is mutually agreed upon by the parties hereto.  Following the Closing Date, Articles of Merger for the Subsidiary and M3 shall be filed with the State of Nevada as described herein.

27.    Deliveries on the Effective Date by M3.  Following the filing of Articles of Merger for the Subsidiary and M3 as described herein, on the Effective Date or thereafter as agreed by the parties, M3 shall deliver all documents and certifications required to be delivered hereunder.

All documents reflecting any actions taken, received or delivered pursuant to this Paragraph 27 shall be reasonably satisfactory in form and substance to EGPI and the Subsidiary and their counsel.

28.    Deliveries on the Effective Date by EGPI and the Subsidiary.  Following the filing of Articles of Merger for the Subsidiary and M3 as described herein, on the Effective Date or thereafter as agreed by the parties, EGPI and the Subsidiary shall deliver shall deliver all documents and certifications required to be delivered hereunder.

All documents reflecting any actions taken, received or delivered pursuant to this Paragraph 28 shall be reasonably satisfactory in form and substance to M3 and its counsel.

29.    No Assignment.  This Agreement shall not be assignable by any party without the prior written consent of the other parties, which consent shall be subject to such party’s sole, absolute and unfettered discretion.

30.    Mediation and Arbitration.  All disputes arising or related to this Agreement must exclusively be resolved first by mediation with a mediator selected by the parties, with such mediation to be held in Atlanta, Georgia.  If such mediation fails, then any such dispute shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the arbitration proceeding commences, except that (a) Nevada law and the Federal Arbitration Act must govern construction and effect, (b) the locale of any arbitration must be in Atlanta, Georgia, and (c) the arbitrator must with the award provide written findings of fact and conclusions of law.  Any party may seek from a court of competent jurisdiction any provisional remedy that may be necessary to protect its rights or assets pending the selection of the arbitrator or the arbitrator’s determination of the merits of the controversy.  The exercise of such arbitration rights by any party will not preclude the exercise of any self-help remedies (including without limitation, setoff rights) or the exercise of any non-judicial foreclosure rights.  An arbitration award may be entered in any court having jurisdiction.

31.    Attorneys’ Fees.  In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for a breach of this Agreement, the parties hereby covenant and agree that the party who is found to be in breach of this Agreement shall also be liable for all reasonable attorneys’ fees and costs of court incurred by the other parties.  Provided, however, in the event that there has been no breach of this Agreement, whether or not the transactions contemplated hereby are consummated, each party shall bear its own costs and expenses (including any fees or disbursements of its counsel, accountants, brokers, investment bankers, and finders fees).

32.    Benefit.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

33.    Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to EGPI and the Subsidiary, addressed to Mr. Dennis R. Alexander, at 6564 Smoke Tree Lane, Scottsdale, Arizona 85253, telephone (480) 948-6581, telecopier (480) 443-1403, and e-mail d.alexander@energyproducersinc.net, and energyproducres@aol.com; and if to M3, addressed to Mr. Robert S. Miller, Jr. at 3400 Peachtree Road, Suite 111, Atlanta, Georgia 30326, telephone (404) 421-1844, telecopier (____) ______, and email robert@redquartzdevelopments.com; and if to Strategic Partners, addressed to Mr. David H. Ray at 1000 Holcomb Woods Parkway, Suite 130, Roswell, Georgia 30076l telephone (___) ____, telecopier (___) ____, and email dray107@hotmail.com.  Any party hereto may change its address upon 10 days’ written notice to any other party hereto.

34.    Construction.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

35.    Waiver.  No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

36.    Cumulative Rights.  The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

37.    Invalidity.  In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

38.    Headings.  The headings used in this Agreement are for convenience and reference only and in no way define, limit, amplify or describe the scope or intent of this Agreement, and do not affect or constitute a part of this Agreement.

39.    Excusable Delay.  The parties shall not be obligated to perform and shall not be deemed to be in default hereunder, if the performance of a non-monetary obligation required hereunder is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, war or war-like action (whether actual, impending or expected and whether de jure or de facto), acts of terrorists, arrest or other restraint of government (civil or military), blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government or public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

40.    No Third-Party Beneficiary.  Any agreement to pay an amount and any assumption of liability contained in this Agreement, express or implied, shall be only for the benefit of the undersigned parties and their respective successors and assigns (as herein expressly permitted), and such agreements and assumptions shall not inure to the benefit of the obligees or any other party, whomsoever, it being the intention of the parties hereto that no one shall be or be deemed to be a third-party beneficiary of this Agreement.

41.    Time of the Essence.  Time is of the essence of this Agreement.

42.    Incorporation by Reference.  The Attachments and Schedules to this Agreement referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

43.    Press Releases and Public Announcements.  No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Effective Date without the prior written approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its efforts to advise the other parties prior to making the disclosure).

44.    Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A facsimile transmission or PDF copy of this signed Agreement shall be legal and binding on all parties hereto.

45.    Controlling Agreement.  In the event of any conflict between the terms of this Agreement or any of the Other Agreements or exhibits referred to herein, the terms of this Agreement shall control.

46.    Law Governing; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to any conflicts of laws provisions thereof.  Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court located in Fulton County, Georgia, as well as of the Courts of the State of Georgia in Fulton County, Georgia over any suit, action or proceeding arising out of or relating to this Agreement.  Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

47.    Entire Agreement.  This instrument and the attachments hereto contain the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

IN WITNESS WHEREOF, the parties have executed this Plan of Merger as of May __, 2009.

EGPI/FIRECREEK, INC.

By
Dennis R. Alexander, Chief Executive Officer

ASIAN VENTURES CORP.

By
Dennis R. Alexander, Chief Executive Officer

M3 LIGHTING, INC.

By
Robert S. Miller, Jr., Chief Executive Officer

STRATEGIC PARTNERS CONSULTING, L.L.C.

By
David H. Ray, Managing Member

Attachments:
Attachment A                                Subscription Agreement
Attachment B                                Articles of Incorporation of Asian Ventures Corp.
Attachment C                                Bylaws of Asian Ventures Corp.
Attachment D                                Administrative Services Agreement

Schedules:
Schedule 14(c)                                Violations of Various Documents
Schedule 14(g)                                States in which M3 is Qualified to do Business
Schedule 14(j)                                Change in Present Status
Schedule 14(k)                                Tax Return Deficiencies
Schedule 14(l)                                Litigation
Schedule 14(m)                                Material Violations
Schedule 14(n)                                Defaults
Schedule 14(o)                                Failure to have all Permits and Approvals
Schedule 14(p)                                Properties
Schedule 14(q)                                Patents and Trademarks
Schedule 14(r)                                Compliance with Environmental Laws
Schedule 14(s)                                Absence of Certain Changes or Events
Schedule 14(v)                                Employment Contracts
Schedule 15(h)                                Liability Level of EGPI at the Effective Date
Schedule 15(p)                                Certificate of Designation for the EGPI Preferred Stock

ATTACHMENT A
SUBSCRIPTION AGREEMENT

EGPI FIRECREEK, INC.
SUBSCRIPTION AGREEMENT

Mr. Dennis R. Alexander
EGPI Firecreek, Inc.
Corporate Executive Offices
6564 Smoke Tree Lane
Scottsdale, Arizona 85253

Re:           Offering of Common Stock Pursuant to a Plan of Merger

Gentlemen:

1.    Subscription.  The undersigned M3 Stockholder hereby applies to accept shares of the common stock, par value $0.001 per share (the “EGPI Common Stock”) of EGPI Firecreek, Inc., a Nevada corporation (the “Company”) indicated below in accordance with the terms of this Subscription Agreement and the private placement relating to that certain Plan and Agreement of Triangular Merger between EGPI Firecreek, Inc., Asian Ventures Corp. and M3 Lighting, Inc. dated May ___, 2009 (the “Plan of Merger”).  The undersigned M3 Stockholder is a stockholder of M3 Lighting, Inc., a Georgia corporation, and pursuant to the Plan of Merger and the Merger between Asian Ventures Corp. and M3 Lighting, Inc. shall receive _______ shares of the EGPI Common Stock in exchange for all of his ________ shares of common stock in M3 Lighting, Inc., par value $0.01 per share (the “M3 Common Stock”).  All capitalized terms which are not otherwise defined herein shall have the meaning ascribed to such terms as defined in the Plan of Merger.

2.    Representations and Warranties of the M3 Stockholder.  The undersigned M3 Stockholder represents and warrants as follows:

(a)    The undersigned M3 Stockholder has received information provided to him in writing by the Company, or information from books and records of the Company, as specified below.  The undersigned M3 Stockholder understands that all documents, records and books pertaining to this investment have been made available for inspection by him, his attorney and/or his accountant and/or his “Purchaser Representative” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that the books and records of the Company will be available, upon reasonable notice, for inspection by M3 Stockholders during reasonable business hours at the Company’s principal place of business.  The undersigned M3 Stockholder and/or his advisers have had a reasonable opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the Merger, and all such questions have been answered to the full satisfaction of the undersigned M3 Stockholder.  No oral representations have been made and, to the extent oral information has been furnished to the undersigned M3 Stockholder or his advisers in connection with the Merger, such information was consistent with all written information furnished

(b)    Specifically, the undersigned M3 Stockholder was provided with access to the Company’s filings with the Securities and Exchange Commission, including the following:

(i)    The Company’s annual report to stockholders for the most recent fiscal year, any definitive proxy statement or information statement filed in connection with that annual report, and, if requested by the undersigned M3 Stockholder in writing, a copy of the Company’s most recent Form 10-K pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(ii)   The information contained in an annual report on Form 10-K pursuant to the Exchange Act.

(iii)   The information contained in any reports or documents required to be filed by the Company under Sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

(iv)   A brief description of the securities being offered, the terms of the Merger, and any material changes in the Company’s affairs that are not disclosed in the documents furnished.

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(c)    The undersigned M3 Stockholder (i) has adequate means of providing for his current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the economic risks of an investment in the EGPI Common Stock for an indefinite period, and (iv) at the present time, could afford a complete loss of such investment.

(d)    The undersigned M3 Stockholder recognizes that the EGPI Common Stock as an investment involves special risks, including those disclosed to the undersigned M3 Stockholder by the Company.

(e)    The undersigned M3 Stockholder understands that the shares of the EGPI Common Stock have not been nor will be registered under the Securities Act or the securities laws of any state, in reliance upon an exemption therefrom for non-public offerings.  The undersigned M3 Stockholder understands that the shares of the EGPI Common Stock received by him must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.  The undersigned M3 Stockholder further understands that the Company has not agreed and is under no obligation to register the EGPI Common Stock on his behalf or to assist him in complying with any exemption from registration.

(f)    The shares of the EGPI Common Stock are being accepted solely for his own account for investment and not for the account of any other person and not for distribution, assignment, or resale to others and no other person has a direct or indirect beneficial interest in the shares of the EGPI Common Stock.  The undersigned M3 Stockholder or his advisers have such knowledge and experience in financial, tax, and business matters to enable him to utilize the information made available to him in connection with the Merger to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

(g)    The undersigned M3 Stockholder, if a corporation, partnership, trust, or other entity, is authorized and otherwise duly qualified to purchase and hold the EGPI Common Stock.

(h)    All information which the undersigned M3 Stockholder has provided to the Company concerning himself, his financial position, and his knowledge of financial and business matters, or, in the case of a corporation, partnership, trust or other entity, the knowledge of financial and business matters of the person making the investment decision on behalf of such entity, is correct and complete as of the date set forth at the end hereof, and if there should be any adverse change in such information prior to his subscription being accepted, he will immediately provide the Company with such information.

(i)    The undersigned M3 Stockholder understands and agrees that the following restrictions and limitations are applicable to his purchase and his resales, hypothecations or other transfers of the EGPI Common Stock pursuant to Regulation D under the Securities Act:

(i)    The undersigned M3 Stockholder agrees that the shares of the EGPI Common Stock shall not be sold, pledged, hypothecated or otherwise transferred unless the shares of the EGPI Common Stock are registered under the Securities Act, and the securities laws of any state or is exempt therefrom;

(ii)   A legend in substantially the following form has been or will be placed on any certificate(s) or other document(s) evidencing the shares of the EGPI Common Stock:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

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(iii)   Stop transfer instructions to the transfer agent of the EGPI Common Stock have been or will be placed with respect to the EGPI Common Stock so as to restrict the resale, pledge, hypothecation or other transfer thereof, subject to the further items hereof, including the provisions of the legend set forth in subparagraph (ii) above; and

(iv)   The legend and stop transfer instructions described in subparagraphs (ii) and (iii) above will be placed with respect to any new certificate(s) or other document(s) issued upon presentment by the undersigned M3 Stockholder of certificate(s) or other document(s) for transfer.

(j)    The undersigned M3 Stockholder understands that neither the Securities and Exchange Commission nor the securities commission of any state has made any finding or determination relating to the fairness for public investment in the EGPI Common Stock and that the Securities and Exchange Commission as well as the securities commission of any state will not recommend or endorse any offering of securities.

(k)    The undersigned M3 Stockholder acknowledges and is aware that it never has been represented, guaranteed, or warranted to him by the Company, its directors, officers, agents or employees, or any other person, expressly or by implication, that the limited past performance or experience on the part of the Company, or any future projections will in any way indicate the predictable results of the ownership of the EGPI Common Stock or of the overall financial performance of the Company.

(l)    The undersigned M3 Stockholder acknowledges that ___________________________ (complete if applicable) has acted as the “Purchaser Representative” as defined in Regulation D promulgated under the Securities Act, and (i) that he can bear the economic risk of this investment; (ii) he has relied upon the advice of the Purchaser Representative as to the merits of an investment in the Company and the suitability of such investment for the undersigned M3 Stockholder; and (iii) the Purchaser Representative has confirmed to him, in writing, any past, present or future material relationship, actual or contemplated, between the Purchaser Representative or its affiliates and the Company or its affiliates.

(m)    The undersigned M3 Stockholder acknowledges that the Company has made available to him or the Purchaser Representative, if any, or other personal advisers the opportunity to obtain additional information to verify the accuracy of the information furnished to him and to evaluate the merits and risks of this investment.

(n)    The undersigned M3 Stockholder confirms that he has consulted with the Purchaser Representative, if any, or other personal advisers and that the Purchaser Representative or other advisers have analyzed the information furnished to him and the documents relating thereto on his behalf and have advised him of the business and financial aspects and consequences of and potential liabilities associated with his investment in the EGPI Common Stock.  The undersigned M3 Stockholder represents that he has made other risk capital investments or other investments of a speculative nature, and by reason of his business and financial experience and of the business and financial experience of those persons he has retained to advise him with respect to investments of this nature.  In reaching the conclusion that he desires to acquire the EGPI Common Stock, the undersigned M3 Stockholder has carefully evaluated his financial resources and investments and acknowledges that he is able to bear the economic risks of this investment.

(o)    The undersigned M3 Stockholder acknowledges that all information made available to him and/or the Purchaser Representative, if any, and/or personal advisers in connection with his investment in the EGPI Common Stock, including the information furnished to him, is and shall remain confidential in all respects and may not be reproduced, distributed or used for any other purpose without the prior written consent of the Company.

(p)    The undersigned M3 Stockholder is an “Accredited Investor” as defined in Rule 501(a) of the Securities Act.

(q)    The undersigned M3 Stockholder understands and agrees that the shares of the EGPI Common Stock to be received by him as a result of the Merger will be subject to the terms of the Escrow Agreement described in the Plan of Merger, as amended.  Consequently, rather than receiving the shares of the EGPI Common Stock on the Effective Date of the Merger, the undersigned M3 Stockholder authorizes M3 Lighting, Inc. to deliver the shares of the EGPI Common Stock to the Escrow Agent named in the Escrow Agreement, with such shares to be held and subject to all of the terms of the Escrow Agreement.

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3.    Indemnification.  The undersigned M3 Stockholder agrees to indemnify and hold harmless the Company and its affiliates from and against all damages, losses, costs, and expenses (including reasonable attorneys’ fees) which they may incur by reason of the failure of the undersigned M3 Stockholder to fulfill any of the terms or conditions of this subscription, or by reason of any breach of the representations and warranties made by the undersigned M3 Stockholder herein, or in any document provided by the undersigned M3 Stockholder to the Company.

4.    Survival.  The foregoing representations, warranties and undertakings are made with the intent that they may be relied upon in determining the undersigned M3 Stockholder’s suitability as a stockholder in the Company and the undersigned M3 Stockholder hereby agrees that such representations and warranties shall survive his acceptance of the EGPI Common Stock in connection with the Merger.  The undersigned M3 Stockholder hereby acknowledges and agrees that he is not entitled to cancel, terminate or revoke this Subscription Agreement, or any agreements hereunder, and that this Subscription Agreement and such agreements shall survive (a) changes in the transactions, documents, and instruments previously furnished to the undersigned M3 Stockholder which are not materially adverse, and (b) the undersigned M3 Stockholder’s death or disability.

5.    Incorporation by Reference.  The Plan of Merger and all other agreements or documents referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

6.    Notices.  All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned M3 Stockholder or to the Company at the respective addresses set forth herein.

7.    Miscellaneous.

(a)    Notwithstanding any of the representations, warranties, acknowledgments, or agreements made herein by the undersigned M3 Stockholder, the undersigned M3 Stockholder does not thereby or in any other manner waive any rights granted to the undersigned M3 Stockholder under federal or state securities laws.

(b)    Words of any gender used in this Subscription Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

(c)    In the event of any conflict between the terms of this Subscription Agreement or the Plan of Merger, the terms of the Plan of Merger shall control.

(d)    This Subscription Agreement contains the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

(e)    This Subscription Agreement shall be enforced, governed, and construed in all respects in accordance with the laws of the State of Georgia and all obligations hereunder shall be deemed performable in Fulton County, Georgia.

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IN WITNESS WHEREOF, I have executed this Subscription Agreement as of the ___ day of _______, 2009.

(Signature)

(Print or Type Name)

Social Security Number

Address

Number of Shares of M3 Common Stock Held

Subscription Accepted this ____ day of ____________, 2009.

EGPI FIRECREEK, INC.

By
     Dennis R. Alexander, Chief Executive Officer

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ATTACHMENT B
ARTICLES OF INCORPORATION OF
ASIAN VENTURES CORP.

ATTACHMENT C
BYLAWS OF
ASIAN VENTURES CORP.

BYLAWS OF
ASIAN VENTURES, CORP.

ARTICLE I
Offices

1.1.    Registered Office.  The registered office of ASIAN VENTURES, CORP. (the “Company”) required by Section 78.035 of the Nevada Revised Statutes or any successor statute (the “NRS”) to be maintained in the State of Nevada shall be the registered office named in the Articles of Incorporation of the Company, as they may be amended or restated from time to time in accordance with the NRS (the “Articles of Incorporation”).

1.2.    Other Offices.  The Company may also have offices at such other places both within and without the State of Nevada as the Board of Directors of the Company (the “Board of Directors”) may determine from time to time or as the business of the Company may require.

ARTICLE II
Meetings of Stockholders

2.1.    Place of Meetings.  Meetings of the Company’s stockholders shall be held at such place within or without the State of Nevada as may be designated by the Board of Directors or the officer calling the meeting, or, in the absence of such designation, at the principal office of the Company.

2.2.    Annual Meeting.  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire or to fill vacancies and for the transaction of such other business as may properly come before the meeting, shall be held on such date and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within 13 months subsequent to the last annual meeting of stockholders.  At the annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting as set forth in Paragraph 2.8 hereof.  Failure to hold the annual meeting at the designated time shall not work a dissolution of the Company.

2.3.    Special Meetings.  Subject to the rights of the holders of any series of the Company’s preferred stock (the “Preferred Stock”), as designated in any resolutions adopted by the Board of Directors and filed with the State of Nevada (a “Preferred Stock Designation”), special meetings of the stockholders may be called at any time only by (a) the Chairman of the Board, (b) the Chief Executive Officer, (c) the President, (d) the holders of at least 10 percent of all of the shares entitled to vote at the proposed special meeting, or (e) the Board of Directors pursuant to a duly adopted resolution.  Special Stockholder Meetings may not be called by any other person or persons or in any other manner.  Elections of directors need not be by written ballot unless the Bylaws shall so provide.  Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting to be held not less than 10 nor more than 60 days after the receipt of the request and to give due notice thereof, as required by the NRS.  If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

2.4.    Notice of Meeting.  Written or printed notice of all meetings, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board or Secretary, to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered to a stockholder when deposited in the United States mail addressed to such stockholder at such stockholder’s address as it appears on the stock transfer records of the Company, with postage thereon prepaid.

2.5.    Registered Holders of Shares; Closing of Share Transfer Records; and Record Date.

  (a)    Registered Holders as Owners.  Unless otherwise provided under the NRS, the Company may regard the person in whose name any shares are registered in the stock transfer records of the Company at any particular time (including, without limitation, as of a record date fixed pursuant to subparagraph (b) of this Paragraph 2.5) as the owner of such shares at that time for purposes of voting, receiving distributions thereon or notices in respect thereof, transferring such shares, exercising rights of dissent with respect to such shares, entering into agreements with respect to such shares, or giving proxies with respect to such shares; and neither the Company nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of such shares at that time for those purposes, regardless of whether that person possesses a certificate for such shares.

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  (b)    Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution by the Company (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and, in the case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.  The Board of Directors shall not close the books of the Company against transfers of shares during the whole or any part of such period.

If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Paragraph 7.3 of these Bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

2.6.    Quorum of Stockholders; Adjournment.  Unless otherwise provided in the Articles of Incorporation, a majority of the outstanding shares of capital stock of the Company entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of the stockholders, and the stockholders present at any duly convened meeting may continue to do business until adjournment notwithstanding any withdrawal from the meeting of holders of shares counted in determining the existence of a quorum.  Unless otherwise provided in the Articles of Incorporation or these Bylaws, any meeting of the stockholders may be adjourned from time to time by the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy, whether or not a quorum is present, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

2.7.    Voting by Stockholders.

  (a)    Voting on Matters Other than the Election of Directors.  With respect to any matters as to which no other voting requirement is specified by the NRS, the Articles of Incorporation or these Bylaws, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specific circumstances, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting).

  (b)    Voting in the Election of Directors.  Unless otherwise provided in the Articles of Incorporation or these Bylaws in accordance with the NRS, directors shall be elected by a plurality of the votes cast by the holders of outstanding shares of capital stock of the Company entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

  (c)    Consents in Lieu of Meeting.  Any action that is required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.  In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

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  (d)    Telephone Meetings.  Stockholders may participate in a meeting of stockholders by means of a telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

  (e)    Other.  The Board of Directors, in its discretion, or the officer of the Company presiding at a meeting of stockholders of the Company, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.8.    Business to be Conducted at Annual or Special Stockholder Meetings. At any annual or special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been disclosed in the notice delivered to the stockholders with respect to such meeting.

2.9.    Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy.  Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting.  All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions relating to the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

2.10.   Approval or Ratification of Acts or Contracts by Stockholders.  The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Company entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Company and upon all the stockholders as if it has been approved or ratified by every stockholder of the Company.

2.11    Inspectors of Election.  The Company shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Company, to act at the meeting or any adjournment thereof and to make a written report thereof.  The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman or the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his ability.

The inspector or inspectors so appointed or designated shall: (a) ascertain the number of shares of capital stock of the Company outstanding and the voting power of each such share; (b) determine the shares of capital stock of the Company represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (e) certify their determination of the number of shares of the capital stock of the Company represented at the meeting and such inspectors’ count of all votes and ballots.  Such certification and report shall specify such other information as may be required by law.  In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Company, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for an office at an election may serve as an inspector at such election.

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ARTICLE III
Directors

3.1.    Powers, Number, Classification and Tenure.

  (a)    The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors.  Each director shall hold office for the full term for which such director is elected and until such director’s successor shall have been duly elected and qualified or until his earlier death or resignation or removal in accordance with the Articles of Incorporation or these Bylaws.

  (b)    Within the limits specified in the Articles of Incorporation, and subject to the rights of the holders of any series of Preferred Stock to elect directors under specific circumstances, the number of directors that shall constitute the whole Board of Directors shall be fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the stockholders of the Company or a majority of the members at any time constituting the Board of Directors.  Except as provided in the Articles of Incorporation, and subject to the rights of the holders of any series of Preferred Stock to elect directors under specific circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified or until his earlier death, resignation or removal.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.2.    Qualifications.  Directors need not be residents of the State of Nevada or stockholders of the Company.

3.3.    Place of Meeting; Order of Business.  Except as otherwise provided by law, meetings of the Board of Directors, regular or special, may be held either within or without the State of Nevada, at whatever place is specified by the person or persons calling the meeting.  In the absence of specific designation, the meetings shall be held at the principal office of the Company.  At all meetings of the Board of Directors, business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in his absence by the President, or by resolution of the Board of Directors.

3.4.    Regular Meetings.  Regular meetings of the Board of Directors shall be held, in each case, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings.  The time or place of holding regular meetings of the Board of Directors may be changed by the Chairman of the Board by giving written notice thereof as provided in Paragraph 3.6 hereof.

3.5.    Special Meetings.  Special meetings of the Board of Directors shall be held, whenever called by the Chairman of the Board or by resolution adopted by the Board of Directors, in each case, at such hour and on such day as may be stated in the notice of the meeting.

3.6.    Attendance at and Notice of Meetings.  Written notice of the time and place of, and general nature of the business to be transacted at, all special meetings of the Board of Directors, and written notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be given to each director personally or by mail or by telegraph, telecopier or similar communication at least one day before the day of the meeting; provided, however, that notice of any meeting need not be given to any director if waived by him in writing, or if he shall be present at such meeting.  Participation in a meeting of the Board of Directors shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.7.    Quorum of and Action by Directors.  A majority of the directors in office shall constitute a quorum of the Board of Directors for the transaction of business; but a lesser number may adjourn from day to day until a quorum is present.  Except as otherwise provided by law or in these Bylaws, all questions shall be decided by the vote of a majority of the directors present at a meeting at which a quorum is present.

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3.8.    Board and Committee Action Without a Meeting.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be, and shall be filed with the Secretary.

3.9.    Board and Committee Telephone Meetings.  Subject to the provisions required or permitted by the NRS for notice of meetings, unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Paragraph 3.9 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.10.   Compensation.  Directors shall receive such compensation for their services as shall be determined by the Board of Directors.

3.11.   Removal.  Except as otherwise provided in any Preferred Stock Designation, any director may be removed from office only by the affirmative vote of the holders of a majority or more of the combined voting power of the then outstanding shares of capital stock of the Company entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

3.12.   Committees of the Board of Directors.

  (a)    The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations by the Board of Directors, replace absent or disqualified members at any meeting of that committee.  Any such committee, to the extent provided in such resolution or in the Articles of Incorporation or these Bylaws, shall have and may exercise all of the authority of the Board of Directors to the extent permitted by the NRS, including, without limitation, the power and authority to declare a dividend, to authorize the issuance of stock or to adopt a plan of merger pursuant to Section 78.125 of the NRS.  Any such committee may authorize the seal of the Company to be affixed to all papers which may require it.  In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

  (b)    The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it.  A majority of the number of members of any such committee shall constitute a quorum for the transaction of business unless a greater number is required by a resolution adopted by the Board of Directors.  The act of the majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee, unless the act of a greater number is required by a resolution adopted by the Board of Directors.  Each such committee may elect a chairman and appoint such subcommittees and assistants as it may deem necessary.  Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with Paragraphs 3.4, 3.5, 3.6, 3.7, 3.8, 3.9 and 7.3 hereof.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.  Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of a member of a committee shall not of itself create contract rights.

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  (c)    Any action taken by any committee of the Board of Directors shall promptly be recorded in the minutes and filed with the Secretary.

ARTICLE IV
Officers

4.1.    Designation.  The officers of the Company shall consist of a Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Secretary, Chief Financial Officer, Treasurer, Controller and such Executive, Senior or other Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and other officers as may be elected or appointed by the Board of Directors from time to time.  Any number of offices may be held by the same person.  The Chairman of the Board may also serve as the Chief Executive Officer.  The Chairman of the Board shall be chosen from the directors.  All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective stockholders and of the Board of Directors.

4.2.    Election and Term of Office.  The elected officers of the Company shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held at the time of each annual meeting of the stockholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient.  Subject to Paragraph 4.17 of these Bylaws, each officer shall hold office until such officer’s successor shall have been duly elected and shall have qualified or until such officer’s death or until such officer shall resign.

4.3.    Chairman of the Board.  The Chairman of the Board shall be the Chief Executive Officer of the Company and shall preside at all meetings of the stockholders and of the Board of Directors.  Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all contracts, certificates and other instruments of the Company which may be authorized by the Board of Directors.  The Chairman of the Board shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.  In the absence or incapacity to act of the President, the Chairman of the Board shall serve as acting President, and when so acting, shall have all the powers of and be subject to the restrictions of such office.

4.4.    Chief Executive Officer.  The Chief Executive Officer shall be responsible for the general management of the affairs of the Company and shall perform all duties incidental to the Chief Executive Officer’s office which may be required by law and all such other duties as are properly required of him by the Board of Directors.  The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

4.5.    President.  The President shall be the Chief Operating Officer of the Company and shall have general supervision and control of the business, affairs and properties of the Company and its general officers, and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall have the power to appoint and remove all subordinate officers, agents and employees, except those elected or appointed by the Board of Directors, and shall execute all bonds, mortgages, contracts and other instruments of the Company requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Company may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President.  The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.  In the incapacity to act of the Chairman of the Board, the President shall serve as acting Chairman of the Board, and when so acting, shall have all the powers of and be subject to the restrictions of such office.

4.6.    Chief Operating Officer.  As the Chief Operating Officer, the President shall have general charge and supervision of the day to day operations of the Company (subject to the direction of the Board of Directors), and, in general, shall perform such other duties as are incident to the office of a chief operating officer of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him by the Board of Directors.

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4.7.    Vice President.  The Board of Directors may appoint such Vice Presidents as may be recommended by the President or as the directors deem necessary or appropriate.  Vice Presidents may be designated as Senior Vice Presidents, Executive Vice Presidents or some other designation as the Board of Directors deems appropriate (each a “Vice President”).  Each Vice President shall perform such duties as the Board of Directors may from time to time prescribe and have such other powers as the President may from time to time prescribe.

4.8.    Chief Financial Officer.  The Chief Financial Officer shall be the chief accounting officer of the Company and shall have general charge and supervision of the day to day financial operations of the Company (subject to the direction of the Board of Directors), and, in general, shall perform such other duties as are incident to the office of a chief financial officer of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him by the Board of Directors or the Audit Committee.

4.9.    Secretary.  The Secretary shall attend the meetings of the Board of Directors and all meetings of stockholders and record the proceedings thereof in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.  If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then the Chairman of the Board may choose another officer to cause such notice to be given.  The Secretary shall have custody of the seal of the Company and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature.  The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

4.10.   Treasurer.  The Treasurer shall have the custody of the Company’s funds and securities and shall keep full and accurate accounts of receipt and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Chief Financial Officer or the Board of Directors.  The Treasurer shall disburse the funds of the Company as may be ordered by the Chief Financial Officer or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meeting, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the liquidity of the Company.  If required by the Board of Directors, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

4.11.   Controller.  The Controller, if there is one, shall maintain records of all assets, liabilities, and transactions of the Company and shall be responsible for the design, installation and maintenance of accounting and cost control systems and procedures for the Company and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Chief Financial Officer, Board of Directors or the Audit Committee.

4.12.   Assistant Secretaries.  Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

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4.13.   Assistant Treasurers.  Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.  If required by the Board of Directors, an Assistant Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

4.14.   Assistant Controllers.  Except as may be otherwise provided in these Bylaws, Assistant Controllers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, or the Controller, and in the absence of the Controller or in the event of his disability or refusal to act, shall perform the duties of the Controller, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Controller.

4.15.   Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers, subordinate to those powers specifically delegated to certain officer in these Bylaws, as from time to time may be assigned to them by the Board of Directors.  The President of the Company shall have the power to choose such other officers and to prescribe their respective duties and powers, subject to control by the Board of Directors.

4.16.   Vacancies.  Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Company, or otherwise, the same shall be filled by the Board of Directors (or the President, in accordance with Paragraph 4.3 of these Bylaws, subject to control by the Board of Directors), and the officer so appointed shall hold office until such officer’s successor is elected or appointed in accordance with these Bylaws or until his earlier death, resignation or removal.

4.17.   Removal.  Any officer or agent of the Company may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

4.18.   Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President and the Treasurer of the Company shall each have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other corporation.

ARTICLE V
Capital Stock

5.1.    Certificates for Shares.  The certificates for shares of the capital stock of the Company shall be in such form as may be approved by the Board of Directors from time to time.  The Company shall deliver one or more certificates to each of the Company’s stockholders, which shall represent the number of shares to which such stockholder is entitled.  Certificates shall be signed by the Chairman of the Board, the President or a Vice President and either the Secretary or an Assistant Secretary, and may bear the seal of the Company or a facsimile thereof.  The signatures of such officers upon a certificate may be facsimiles.  The stock record books and the blank stock certificates shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer at the date of its issuance.

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5.2.    Multiple Classes of Stock.  As the Company is authorized to issue more than one class of capital stock and more than one series of preferred stock, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each of the certificates the Company issues to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificates may state that the Company will furnish a copy of such statement without charge to each requesting stockholder.

5.3.    Transfer of Shares.  The shares of stock of the Company shall be transferable only on the books of the Company by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares.

5.4.    Ownership of Shares.  As the Company is entitled to treat the holder of record of any share or shares of capital stock as the holder in fact thereof under Paragraph 2.5 hereof, the Company shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

5.5.    Regulations Regarding Certificates.  The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Company.

5.6.    Lost or Destroyed Certificates.  The Board of Directors may determine the conditions upon which a new certificate representing shares of the capital stock of the Company may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Company and each transfer agent and registrar against any and all losses or claims that may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE VI
Indemnification

6.1.    General.  The Company shall indemnify its directors, officers, employees, agents and others as provided in the Articles of Incorporation.

6.2.    Request for Indemnification.  A party requesting indemnification (the “Indemnitee”) shall submit notice of such request in writing to the Secretary of the Company.  Such notice of request for indemnification shall contain sufficient information to reasonably inform the Company about the nature and extent of the indemnification or advance sought by the Indemnitee.  The Secretary shall promptly advise the Board of Directors of any such request.

6.3.    Extension of Rights.  No amendment, alteration or repeal of this Article VI or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal.  The provisions of this Article VI shall continue as to an Indemnitee whose Corporate Status has ceased for any reason and shall inure to the benefit of his heirs, executors and administrators.  Neither the provisions of this Article VI nor those of any agreement to which the Company is a party shall be deemed to preclude the indemnification of any person who is not specified in this Article VI as having the right to receive indemnification or is not a party to any such agreement, but whom the Company has the power or obligation to indemnify under the provisions of the NRS.

6.4.    Insurance and Subrogation.  The Company shall not be liable under the Articles of Incorporation or this Article VI to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.  In the event of any payment hereunder, the Company shall be subrogated to the extent of such payment to all the rights of recovery of the Indemnitee, who shall execute all papers required and take all action reasonably requested by the Company to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

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6.5.    Severability.  If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VI shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

6.6.    Notices.  Promptly after receipt by the Indemnitee of notice of the commencement of any action, suit or proceeding, the Indemnitee shall, if he anticipates or contemplates making a claim for expenses or an advance pursuant to the terms of the Articles of Incorporation and this Article VI, notify the Company of the commencement of such action, suit or proceeding; provided, however, that any delay in so notifying the Company shall not constitute a waiver or release by the Indemnitee of rights hereunder and that any omission by the Indemnitee to so notify the Company shall not relieve the Company from any liability that it may have to the Indemnitee otherwise than under the Articles of Incorporation or this Article VI.  Any communication required or permitted to the Company shall be addressed to the Secretary and any such communication to the Indemnitee shall be addressed to the Indemnitee’s address as shown on the Company’s records unless he specifies otherwise and shall be personally delivered or delivered by overnight mail delivery.  Any such notice shall be effective upon receipt.

6.7.    Contractual Rights.  The right to be indemnified or to the advancement or reimbursement of expenses (a) is a contract right based upon good and valuable consideration, pursuant to which the Indemnitee may sue as if these provisions were set forth in a separate written contract between the Indemnitee and the Company, (b) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions, and (c) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.

ARTICLE VII
Miscellaneous Provisions

7.1.    Bylaw Amendments.  These Bylaws may be amended as provided in the Articles of Incorporation.

7.2.    Books and Records.  The Company shall keep books and records of account and shall keep minutes of the proceedings of its stockholders, its Board of Directors and each committee of its Board of Directors.

7.3.    Notices; Waiver of Notice.  Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of the NRS, the Articles of Incorporation or these Bylaws, said notice shall be deemed to be sufficient if given by deposit of the same in the United States mail, with postage paid thereon, addressed to the person entitled thereto at his address as it appears on the records of the Company, and such notice shall be deemed to have been given on the day of such mailing.

Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of the NRS, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

7.4.    Resignations.  Any director or officer may resign at any time.  Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or the Secretary.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

7.5.    Seal.  The seal of the Company shall be in such form as the Board of Directors may adopt.

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7.6.    Fiscal Year.  The fiscal year of the Company shall be as provided by a resolution adopted by the Board of Directors.

7.7.    Facsimile Signatures.  In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any director or officer of the Company may be used whenever and as authorized by the Board of Directors.

7.8.    Reliance upon Books, Reports and Records.  Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Company.

ARTICLE VIII
Adoption of Bylaws

8.1.    Adoption.  These Bylaws were adopted by the Board of Directors as of _______, 2009.

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ATTACHMENT D
ADMINISTRATIVE SERVICES AGREEMENT

ADMINISTRATIVE SERVICES AGREEMENT

This Administrative Services Agreement (the “Agreement”) is effective as of the __day of ____, 2009 (the “Effective Date”) by and between EPGI/FIRECREEK INC, a Nevada corporation (the “Client”), and STRATEGIC PARTNERS CONSULTING  LLC. a Georgia limited liability company (“SPC”).

Factual Background

A.           The Client is an existing business which recently underwent a fundamental change by way of triangular reverse merger with M3 Lighting, Inc. a Georgia corporation.

B.           The Client believes that it may be more efficient to “outsource” certain administrative, management and technology support related functions, thereby providing the Client with access to higher quality and more sophisticated level of support at a lower cost because of the ability to “share” the cost with other customers of the “outsource” provider.  Of course, the Client, desiring to be a stand-alone business, will retain other administrative and management functions “in-house” where it is necessary for the “core business” and is more cost effective or is otherwise more desirable.

        NOW, THEREFORE, the parties hereto agree as follows:

1.    Management and Technology Services.

(a) Engagement.  The Client hereby engages SPC to provide the following services:

(i)    Financial and Accounting Matters.  SPC shall maintain Client’s general ledger, accounts receivable and accounts payable records, and fixed asset records and provide billing and collection services.  SPC shall also prepare or cause to be prepared Client’s federal, state and local tax returns, and financial statements.  SPC shall also provide, or cause to be provided, to Client payroll services, including assistance with regulatory compliance matters.  SPC shall maintain all past accounting, tax and payroll records until such time as such records shall be disposed of in accordance with applicable legal requirements and SPC’s normal record disposal policies.

(ii)    Insurance Matters.  SPC shall provide or cause to be provided to Client insurance with the coverage, insurers, and maximum deductibles shall be determined by the parties.  All such insurance policies shall add Client as an additional named insured and such insurers shall be required to provide Client with no less than 5 days prior written notice of any change or cancellation of any such insurance.  In the event of any such potential change which may have a materially adverse affect on the Client, or in the event of potential cancellation, Client shall be entitled to secure replacement insurance at its own cost.

(iii)    Employee Benefits Matters.  SPC shall provide or cause to be provided administrative services necessary to the provision and maintenance of customary employee benefits, including without limitation the Client’s 401(k) Plan, medical, dental, vision, and life insurance programs, and stock option plan, and to the extent feasible, will permit the employees of the Client to participate in SPC’s 401(k), insurance and stock option plans.

(iv)    Legal Services.  SPC shall provide Client with all legal services reasonably requested by Client which SPC in-house counsel currently provides to SPC in the ordinary course of business.

(v)    Management Consulting and Other Services Provided by SPC.  SPC shall provide and perform such other management consulting services, as shall be requested by the Client and agreed upon between the Client and SPC, from time to time as agreed.

(b) Compensation.

(i)    Base Rate: For services described in subsections above (the “Administrative Services”), SPC shall be compensated at a minimum annual rate of Two Hundred and Fifty Thousand Dollars ($250,000) (the “Base Rate”) payable in monthly installments commencing on the date of the closing of the EPGI/Firecreek/M3 merger. The Base Rate shall automatically increase proportionally to increases in revenues, whether by acquisition or by internal growth.

(ii)    Facilities.   During the Term hereof, SPC shall make office space available to Client at SPC’s offices at 1000 Holcomb Woods Parkway, Roswell Georgia 30076 pursuant to an office use agreement to be entered into between SPC and Client, which in addition to terms customarily found therein, shall provide for a monthly office use fee at the rate of $1500 per month.

2.    Term.  The term of this Agreement shall be ten (10) years from the date hereof, provided that the term shall thereafter automatically renew from time to time for successive, additional ten-year terms unless either party shall provide the other party with a written notice of termination at least six (6) months prior to the termination date (including any termination date as a result of any renewal period).

3.    Billing. SPC shall bill the Client, on a monthly basis, a fee reflecting compensation due for services rendered in the preceding month calculated as provided for in this Agreement.  The bill shall be due and payable upon receipt.

4.    Separate Identity of Client.  The Client desires to remain at all times a separate company.  Toward that end, all business records, reports and files prepared or maintained by SPC for the Client shall remain the sole and exclusive property and records of the Client and the Client shall be entitled to their return at any time upon request.  Moreover, all of the Client’s funds, accounts receivable or other property shall at all times be clearly and distinctly maintained as the Client’s separate and distinct property and shall not be combined or commingled with the property of SPC.  Moreover, SPC shall have no authority hereunder to enter into contracts on behalf of, or otherwise legally bind, the Client.  Although SPC shall make recommendations to the Client hereunder, all decisions whether to accept or reject the advice of SPC are up to the Client’s total discretion.

5.    Confidentiality.  The parties agree, both during the Term of this Agreement and for a period of two years after termination of this Agreement, but in no event less than ten (10) years from the Effective Date, to hold each other’s Proprietary or Confidential Information in strict confidence.  The parties agree not to make each other’s Proprietary or Confidential Information available in any form to any third party or to use each other’s Proprietary or Confidential Information for any purpose, other than the implementation of and as specified in this Agreement and other than use by Client in its business.  Each party agrees to take all reasonable steps to ensure that Proprietary or Confidential Information of either party is not disclosed or distributed by its employees, agents or consultants in violation of the provisions of this Agreement.  Each party’s Proprietary or Confidential Information shall remain the sole and exclusive property of that party. Each party expressly agrees to include, maintain, reproduce and perpetuate all notices or markings on all copies of all tangible media comprising each party’s Proprietary or Confidential Information in the manner in which such notices or markings appear on such tangible media or in the manner in which either party may reasonably request.  The provisions of this Section 5 shall survive termination or expiration of this Agreement for any reason.  For the purposes of this section, “Proprietary or Confidential Information” shall mean knowledge and information not generally known in the industry which provides a competitive advantage, including, without limitation, research and development programs, formulas, know-how, forecasts, sales and marketing methods, financing sources, customer and mailing lists, customer usages and requirements, financial information and all other confidential information, trade secrets and data.  Neither party shall have any obligation with respect to Proprietary or Confidential Information which: (i) is or becomes generally known to the public by any means other than a breach of the obligations of a receiving party; (ii) was rightly received by the receiving party from a third party after the date hereof, (iv) is independently developed by the receiving party without reference to information derived from the other party; and (v) subject to disclosure under court order or other lawful process.

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6.    Termination.

(a)    By Client.  The Client may terminate this Agreement immediately upon delivery of written notice to SPC.  In addition, the Client, from time to time, may expand or reduce the scope of services provided by SPC.  For example, as illustration, Client may determine that the number of employees at Client has increased to the level where human resource management should now be handled “in-house” rather than by SPC.  The parties recognize that this will be a flexible and evolving relationship.  If SPC shall incur any expenses in connection with and resulting from the Client’s expansion, reduction, or termination of any specific services or provision of technology hereunder, Client shall reimburse SPC for such costs or expenses promptly upon receipt of an itemized account thereof.

(b)    Notwithstanding Termination by Client as provided in Section 6(a), Client agrees to pay SPC the Base Rate of Compensation then in effect through the end of the Term.

(c)    By SPC.  SPC may terminate the agreement upon not less than 90 days written notice in the event that the Client has failed to pay any outstanding invoice on the date due or within 30 days thereafter.

7.    Independent Contractor Relationship.  It is acknowledged and agreed that SPC’s relationship with the Client is at all times hereunder an independent contractor.  The Client shall have no authority over SPC’s internal business affairs and decisions.  SPC shall have no authority to act on behalf of, or legally bind the Client, and SPC shall not hold itself out as having any such authority.  This Agreement shall not be construed as creating a partnership or joint venture.

8.     Limitation of Liability and Disclaimer of Warranties.

(a)    SPC hereby warrants and represents that:  SPC will provide the services requested pursuant to this Agreement in a workmanlike and professional manner.  THE SERVICES TO BE PROVIDED OR PERFORMED HEREUNDER ARE PROVIDED WITHOUT WARRANTY OF ANY KIND AS TO RESULTS. IN NO EVENT SHALL SPC OR ANY OF ITS OFFICERS, DIRECTORS, OR AGENTS BE LIABLE TO CLIENT OR ANY THIRD PARTY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, INDIRECT, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES FOR LOSS OF BUSINESS, LOSS OF PROFITS, BUSINESS INTERRUPTION ARISING OUT OF OR CONNECTED IN ANY WAY WITH SPC’S PERFORMANCE UNDER THIS AGREEMENT EVEN IF SPC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

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9.    Client Indemnity.

Client shall indemnify and hold SPC harmless against any and all liabilities, losses, damages, judgments, claims, causes of action, and costs (including attorneys fees and disbursements) which SPC may hereafter incur, suffer, or be required to pay, defend, settle, or satisfy as a result of third party claims against SPC based on or arising out of the discharge of its responsibilities hereunder

10.           Miscellaneous.

(a)    Force Majeure.  Neither party shall be in default of this Agreement or liable to the other party for any delay or default in performance where occasioned by any cause of any kind or extent beyond its control, including but not limited to, armed conflict or economic dislocation resulting therefrom; embargoes; shortages or labor, raw materials, production facilities or transportation; labor difficulties; civil disorders of any kind; action of any civil or military authorities (including priorities and allocations); fires; floods; telecommunications failures; Internet slow-downs; and accidents.  The dates on which the obligations of a party are to be fulfilled shall be extended for a period equal to the time lost by reason of any delay arising directly or indirectly from:

(i) Any of the foregoing causes; or

(ii) Inability of that party, as a result of causes beyond its reasonable control, to obtain instruction or information from the other party in time to perform its obligations by such dates.

(b)    Severability.  Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof is held by a court of competent jurisdiction to be prohibited or invalid, such prohibition or invalidity shall not affect the remaining provisions of this Agreement.  In the event a court of competent jurisdiction shall determine and hold that the covenants contained herein are invalid or unenforceable for any reason, the parties hereby request that such court reform the provisions hereof in a manner to cause the covenants contained herein to be enforceable as closely as possible to the way in which originally written.

(c)    Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which shall together constitute but a single instrument.

(d)    Further Assurances.  The parties hereby agree to execute such other documents and perform such other acts as may be reasonably necessary or desirable to carry out the purposes of this Agreement.

(e)    Notices.  Any and all notices provided for herein shall be in writing and shall be considered as properly given if delivered to the party or sent by registered or certified mail, postage prepaid, to the parties hereto at the addresses set out below opposite their names or such other address or to the attention of such other person as the party shall have specified by prior written notice.  Any notice under this Agreement shall be deemed to have been given (a) if delivered in person, when so delivered or refused; (b) if sent by facsimile or overnight courier, one (1) business day following transmission or delivery to courier (as the case may be; or (c) if by registered or certified mail, three (3) days following deposit in the U. S. Mail.

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If to the Client:

If to SPC:
Copies of all Notices to:

(f)    Binding Effect.  This Agreement shall bind and inure to the benefit of the parties, and their respective successors, heirs and assigns.

(g)    Governing Law.  This Agreement and the obligations of the parties hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Georgia.

(h)    Attorneys’ Fees and Costs.  If either party brings suit or arbitration against the other to enforce the terms of this Agreement, the prevailing party shall be entitled to recover all reasonable costs, including attorneys’ fees, from the other party as part of any judgment or award.

(i)    Assignment.  This Agreement shall not be assignable in whole or in part by SPC or Client without the other party’s prior written consent, and any attempted assignment without such consent shall be void, provided that Client may assign this Agreement to any person acquiring all or substantially all of its assets without obtaining such consent.

(j)    Survival.  The provisions of this Agreement which by their terms survive the termination of this Agreement to the extent set forth in such provisions.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first above written.

EPGI/FIRECREEK INC

By:
, President and Chief Operating Officer

STRATEGIC PARTNERS CONSULTING LLC

By:
, President and Chief Executive Officer

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Schedule 14(c)
Violations of Various Documents
None.

Schedule 14(g)
States in which M3 is Qualified to do Business
____________.

Schedule 14(j)
Change in Present Status
None.

Schedule 14(k)
Tax Return Deficiencies
None.

Schedule 14(l)
Litigation
None.

Schedule 14(m)
Material Violations
None.

Schedule 14(n)
Defaults
None.

Schedule 14(o)
Failure to have all Permits and Approvals
None.

Schedule 14(p)
Properties
None.

Schedule 14(q)
Patents and Trademarks
None.

Schedule 14(r)
Compliance with Environmental Laws
None.

Schedule 14(s)
Absence of Certain Changes or Events
None.

Schedule 14(v)
Employment Contracts
None.

Schedule 15(h)
Liability Level of EGPI at the Effective Date

Schedule 15(p)
Certificate of Designation for the EGPI Preferred Stock